STOCK PURCHASE AGREEMENT

                                  By and Among

                                   SPSS INC.,

                  EDWARD ROSS, RICHARD KOTTLER, NORMAN GRUNBAUM
                               and LOUIS DAVIDSON
                                       and
              CERTAIN U.K.-CONNECTED SHAREHOLDERS OR WARRANTHOLDERS
                               OF QUANTIME LIMITED
                      LISTED ON THE SIGNATURE PAGES HEREOF

                         Dated as of September 30, 1997









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                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of September 30, 1997, (the "Agreement"), by and among SPSS INC., a Delaware corporation ("SPSS") and EDWARD ROSS, RICHARD KOTTLER, NORMAN GRUNBAUM, LOUIS DAVIDSON and the shareholders and/or warrantholders of Quantime Limited, a corporation incorporated under the laws of England with Registered Number 1400578 ("Quantime"), listed on the signature pages of this Agreement (Edward Ross, Richard Kottler, Norman Grunbaum and Louis Davidson are hereinafter collectively referred to herein as the "Quantime Insiders"; the Quantime Insiders, together with all shareholders and/or warrantholders of Quantime listed on the signature pages under the heading "Quantime Shareholders" at the end of the Agreement are hereinafter collectively referred to herein as the "Quantime Shareholders" or the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, Quantime is engaged in the business of developing and distributing market research software encapsulating strong data collection, tabulation, on-screen analysis and EIS capabilities;

         WHEREAS, the respective Boards of Directors of each of Quantime, and SPSS have determined that it is advisable and for the benefit of their corporations and their respective shareholders that Quantime be acquired by SPSS by means of the acquisition from the Quantime Shareholders of the outstanding capital shares of Quantime, comprised of Class "A" 1 pence ordinary shares, Class "B" 1 pence ordinary shares and Class "C" US$0.01 ordinary shares (collectively, the "Shares") including those represented by bearer warrants (the "Warrants") held by the Quantime Shareholders, all as set forth in Section 5.3 hereto, in exchange for shares of common stock $.01 par value per share of SPSS (the "Common Stock"), pursuant to the terms and conditions set forth herein (the "Acquisition");

         WHEREAS, the Shareholders own of record and beneficially 31.2902% of the issued and outstanding Shares and all rights to acquire such Shares pursuant to the Warrants;

         WHEREAS, for United States federal income tax purposes, it is intended that this transaction qualify as a reorganization under the provisions of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and that for United Kingdom taxation purposes, the transaction likewise qualify as a reorganization (or the United Kingdom equivalent thereof) under the provisions of applicable tax laws of the United Kingdom; and

         WHEREAS, for United States accounting purposes, it is intended that this transaction be accounted for as a "pooling of interests".

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties hereto agree as follows:


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                                    ARTICLE I

                           TERMS OF PURCHASE AND SALE

         1.1 Purchase and Sale of the Shares. Subject to the terms and conditions contained in this Agreement, on the Closing Date (as hereinafter defined), the Shareholders shall sell, assign, transfer and deliver the Shares owned by the Quantime Shareholders to SPSS, and SPSS shall purchase the Shares owned by the Quantime Shareholders from the Shareholders, for an aggregate purchase price consisting of the items and amounts set forth in Section 1.3 hereof (the "Purchase Price") payable pursuant to the terms provided in Section
1.3 hereof. The Shareholders hereby represent, warrant and covenant that (a) the Shareholders own and have good title to the Shares owned by the Quantime Shareholders, free and clear of any lien, pledge, claim, encumbrance, restriction or right of any third party of any kind; (b) at the Closing, SPSS will acquire good title to the Shares owned by the Quantime Shareholders and thereby indirectly the Subsidiary Shares (hereinafter defined in Section 5.3 hereof), respectively, free and clear as aforesaid, including without limitation any of the foregoing set forth in the Memorandum of Association of Quantime; and
(c) the Shares owned by the Quantime Shareholders represent the only equity interest of the Shareholders in Quantime. Each of the Shareholders waives any rights of pre-emption and rights of first refusal in relation to sales or transfers of the Shares owned by the Quantime Shareholders, whether under the Articles of Association of Quantime or otherwise.

         1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Ross & Hardies, Chicago, Illinois, by 11:59 p.m., Central Daylight Time, on September 30, 1997 (the "Closing Date") or such other place or time as the parties may agree.

         1.3 Payment of Purchase Price. Upon satisfaction of all the terms and conditions set forth in this Agreement, on the Closing Date SPSS shall deliver the Purchase Price consisting of 278,878 shares of SPSS Common Stock (the "Total Shares" or "Acquisition Stock") to be paid as follows (a) the Shareholders shall receive an aggregate of 250,991 shares of SPSS Common Stock to be allocated between the Shareholders as set forth in Schedule 1.3 hereof, and (b) 27,887 shares of SPSS Common Stock (the "Escrowed Shares") shall be held in escrow in accordance with Article III hereof. Only whole shares of SPSS Common Stock will be issued in connection with the Acquisition. In lieu of fractional shares, each Shareholder otherwise entitled to a fractional share of SPSS Common Stock will be paid in cash an amount equal to the amount of such fraction multiplied by the closing price of SPSS Common Stock on the Closing Date. No such shareholder will be entitled to dividends, voting rights or other rights in respect of any such fractional share.

         1.4 Tax and Accounting. The parties hereto shall each use all reasonable efforts to cause the transactions contemplated hereunder to be treated as (i) a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and (ii) to qualify for accounting treatment as a pooling of interests, subject in all events to the provisions of Sections 6.10 and 11.5.

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                                   ARTICLE II

                          SHAREHOLDERS' REPRESENTATIVE


         2.1 Designation of Shareholders' Representative. In order to administer efficiently (i) the implementation of the Agreement by the Quantime Shareholders, other than the Quantime Insiders, (ii) the waiver of any condition to the obligations of the Quantime Shareholders to consummate the transactions contemplated hereby, and (iii) the settlement of any dispute with respect to this Agreement, the Quantime Shareholders hereby designate Richard Kottler as their representative (the "Shareholders' Representative").

         2.2 Authorization of Shareholders' Representative. The Quantime Shareholders hereby authorize the Shareholders' Representative (i) to take all action necessary in connection with the implementation of this Agreement on behalf of the Quantime Shareholders, the waiver of any condition to the obligations of the Quantime Shareholders to consummate the transactions contemplated hereby, or the settlement of any dispute, (ii) to give and receive all notices required to be given under this Agreement, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Quantime Shareholders by the terms of this Agreement.

         2.3 Replacement of Shareholders' Representative. In the event (i) that the Shareholders' Representative dies, becomes legally incapacitated or resigns from such position, or (ii) upon a written consent executed by at least 66-2/3% in interest (calculated based on the allocation set forth in Schedule 1.3 hereof, notwithstanding any subsequent change in shareholdings by way of sale, etc.) of the Quantime Shareholders, the Quantime Shareholders may designate a replacement to the Shareholders' Representative; however, no change in the Shareholders' Representative shall be effective until SPSS is given written notice of it by the Quantime Shareholders.

         2.4 Decisions of Shareholders' Representative. All decisions and actions by the Shareholders' Representative shall be binding upon all of the Quantime Shareholders, and no Quantime Shareholder shall have the right to object, dissent, protest or otherwise contest the same, in the absence of fraud, gross negligence of willful misconduct of the Shareholders' Representative.

         2.5 Agreements Regarding Shareholders' Representative. By their execution of this Agreement, the Quantime Shareholders agree that:

                         (i) SPSS shall be able to rely conclusively on the instructions and decisions of the Shareholders' Representative as to any actions required or permitted to be taken by the Quantime Shareholders or the Shareholders' Representative hereunder, and no party hereunder shall have any cause of action against SPSS for any action taken

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         by  SPSS  in  reliance  upon  the  instructions  or  decisions  of  the
         Shareholders' Representative;

                        (ii) all actions, decisions and instructions of the Shareholders' Representative shall be conclusive and binding upon all of the Quantime Shareholders; no Quantime Shareholder shall have any cause of action against SPSS for any action taken or omitted to be taken, decision made or omitted to be made or any instruction given or omitted to be given by the Shareholders' Representative; and no Quantime Shareholder shall have any cause of action against the Shareholders' Representative for any action taken, decision made or instruction given by the Shareholders' Representative under this Agreement, except for fraud, gross negligence or willful breach of this Agreement by the Shareholders' Representative;

                       (iii) the Shareholders' Representative shall be deemed to fulfill any fiduciary obligation to the Quantime Shareholders so long as no Quantime Shareholder is adversely affected by any action or failure to act of the Shareholders' Representative in a disproportionate measure compared to any other Quantime Shareholder;

                        (iv) remedies available at law for any breach of the provisions of this Section are inadequate; therefore, SPSS shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if SPSS brings an action to enforce the provisions of this Section; and

                         (v) the provisions of this Section are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Quantime Shareholders to the Shareholders' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Quantime Shareholder.

         2.6 Fees of Shareholders' Representative. All fees and expenses incurred by the Shareholders' Representative shall be paid by the Quantime Shareholders.

         2.7 No Personal Liability. The Shareholders' Representative shall incur no personal liability with respect to any action taken or suffered by him in his capacity as Shareholders' Representative in reliance upon any document believed by him to be genuinely and duly authorized, nor (solely in his capacity as Shareholders' Representative) for any other action or inaction except his own willful misconduct or negligence, fraud or willful breach of this Agreement. The Shareholders' Representative may, in all questions relating to his obligations as Shareholders' Representative rely on the advice of counsel, and the Shareholders' Representative (solely in his capacity as Shareholders' Representative) shall not be liable for anything done, omitted or suffered in good faith by him to be done based upon such advice. The Quantime Shareholders shall indemnify and save harmless the Shareholders' Representative from and against all losses, costs and expenses which he may incur as a result of involvement

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in  any  legal  proceeding  arising  from  the  performance  of  his  duties  as
Shareholders' Representative hereunder.


                                   ARTICLE III

                                     ESCROW

         3.1 Escrow. At Closing, SPSS shall cause to be issued, in the name of each Shareholder newly issued shares of SPSS Common Stock in accordance with the provisions of Schedule 3.1. The Escrow Agent (as defined in the Stock Pledge and Escrow Agreement to be entered into between the parties hereto and such Escrow Agent in connection herewith) will hold in escrow for the Shareholders' account, in the respective amounts set forth on Schedule 3.1, the Escrowed Shares, together with stock powers duly executed in blank attached, in good form for delivery. The Escrow Agent will hold the Escrowed Shares subject to the terms and conditions of Section 3.2 hereof.

         3.2 Escrowed Shares. Upon the Closing Date, the Shareholders shall pledge and grant a first priority security interest in the Escrowed Shares to SPSS as collateral to satisfy any post-Closing claims for breaches under this Agreement, and shall enter into a Stock Pledge and Escrow Agreement with respect thereto (the "Escrow Agreement"). The number of Escrowed Shares, if any, remaining after any retention made in accordance with this Agreement will be delivered to the Shareholders, in amounts proportionate to the Shareholders' interest in such Escrowed Shares, promptly after delivery to SPSS of SPSS' year-end audited financial statements by SPSS' outside auditors (the "Audit Release Date"), except for the number of such Escrowed Shares then subject to a bona fide dispute over which a party is entitled to such Escrowed Shares.


                                   ARTICLE IV

                               SECURITIES MATTERS

         4.1 Registration of SPSS Common Stock.

                  (a) SPSS shall prepare and file with the United States Securities and Exchange Commission ("SEC") as soon as practicable, subject to review by the Quantime Shareholders, (but in no event later than 90 days after the Closing) a registration statement on Form S-3 and/or Form S-4, as appropriate (together with all amendments and supplements to any such registration statement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, the "Registration Statement"), under the Securities Act of 1933, and the rules and regulations promulgated thereunder (the "1933 Act" or the "Act"), for the registration (the "Registration") of the secondary offering of the SPSS Common Stock for the account of the Shareholders. SPSS

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expects to have published  audited financial  results,  covering at least thirty
(30) days of the combined operations of SPSS and Quantime following the Acquisition, not later than March 31, 1998. SPSS shall use all reasonable efforts to have the Registration declared effective by the SEC promptly after filing. To the extent that shares of SPSS Common Stock are not acquired by a Quantime Shareholder pursuant to an effective registration statement on Form S-4, SPSS shall use all reasonable efforts to register such SPSS Common Stock for sale on a delayed or continuous basis under Rule 415 of the 1933 Act and, provided that Form S-3 shall be available to SPSS for the Registration, to keep such Registration Statement continuously effective, current and available for use by the Shareholders for a period of twenty-four (24) months following the date of effectiveness, or such shorter period that will terminate when all of the shares of SPSS Common Stock have been sold by the Shareholders (the "Trading Period"). While any Form S-3 Registration Statement remains in effect, SPSS may at any time deliver to Shareholders written notice to the effect that sales may not be effected under the Registration Statement for a period of time (the "Blackout Period") because of the existence of material facts not disclosed or incorporated by reference in such Registration Statement and in the then-current prospectus included therein; upon receipt of any such notice, Shareholders shall refrain from selling any shares of SPSS Common Stock under such Registration Statement until they have received notice from SPSS to the effect that such sales may then be effected. In no event shall the Blackout Period be greater than any similar period of time during which SPSS restricts any of its employees from effecting sales in SPSS Common Stock because of the existence of material
facts  not  disclosed  or  incorporated  by  reference  in  any   then-effective
registration statement and in the then-current prospectus included therein or otherwise not publicly disclosed. SPSS shall promptly update such Registration Statement and the prospectus included therein in order to permit the shares of SPSS Common Stock to be sold, and the Trading Period shall automatically be extended by the aggregate number of days during which the Shareholders were instructed to refrain from selling shares of SPSS Common Stock during all Blackout Periods.

                  (b) The Shareholders shall cooperate with SPSS in connection with the Registration and shall provide such information and execute such documents as SPSS shall reasonably request in connection with the Registration. The Quantime Insiders shall use all reasonable efforts to cause Quantime's accountants to consent to the inclusion in the Registration Statement of their report, if required, and to assist in preparing reconciliations in accordance with generally accepted accounting principles in the United States, as necessary.

                  (c) SPSS shall not grant to any holder of shares of SPSS Common Stock registration rights which interfere with the rights of the Shareholders and the obligations of SPSS under this Article IV.

                  (d) Prior to the Earnings  Release Date (as defined in Section
12.8 hereof), SPSS will not take any action for which it would be required to file a Form 8-K under Item 1 or Item 2 thereof.

         4.2 Sales of SPSS Common Stock by the Shareholders. If at any time prior to the effectiveness of the Registration Statement any Shareholder elects to sell all or any of his shares

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of SPSS Common  Stock,  such  Shareholder  shall conduct such sales only through registered securities brokers ("Brokers").

         4.3 Registration Expenses. SPSS shall be responsible for and shall pay all fees, costs and expenses incurred by it relating to the Registration, including without limitation, all SEC and securities exchange, NASDAQ registration and filing fees, and all fees and expenses of compliance by SPSS with the federal securities laws or any applicable state blue sky laws, but not including (i) any fees and expenses of Shareholders' counsel or otherwise incurred by the Shareholders, and (ii) underwriters' fees or expenses, broker's costs, commissions and other similar disposition costs associated with the SPSS Common Stock owned by any Shareholder.

         4.4 Restricted Stock. Quantime has advised the Shareholders, and the Shareholders understand and agree, as follows:

                  (a) That the shares of SPSS Common Stock to be received by the Shareholders pursuant to this Agreement are not currently subject to a registration statement under the Act, and are issued pursuant to exemptions from registration under the Act which exemptions depend, among other things, on the bona fide nature of their investment intent.

                  (b) That they shall not transfer the SPSS Common Stock to be received by the Shareholders pursuant to this Agreement except in compliance with the provisions of the Act. Any proposed transferee of the shares of SPSS Common Stock shall agree to take and hold such securities upon the conditions set forth in Section 4.4(c) hereof.

                  (c) Until such time as the shares being sold hereunder to the Quantime Shareholders may be sold under Rule 144(k), each certificate representing the shares of SPSS Common Stock issued to the Shareholders shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED IN A PRIVATE PLACEMENT. SUCH SHARES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE UNITED STATES IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM OR IN CONTRAVENTION OF THE
                  AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.


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When the shares being sold  hereunder to the Quantime  Shareholders  may be sold under the circumstances described in Rule 144(k) (or any successor rule or regulation) and there exists no other restriction on the sale of stock imposed subsequent to the date hereof, SPSS will, upon request of the Shareholders' Representative, cause SPSS' transfer agent to exchange the shares legended as set forth above for unlegended shares.

                  (d) Unless a registration statement under the Act covering transactions in the SPSS Common Stock to be received by the Shareholders pursuant to this Agreement has been declared effective by the SEC and such registration statement remains effective at the time of transfer, each holder of shares of SPSS Common Stock to be received by the Shareholders pursuant to this Agreement shall comply in all respects with the provisions of this Section 4.4. Prior to any proposed transfer of any such securities, the holder thereof shall give written notice to SPSS of such holder's intention to effect such transfer and shall comply with the requirements set forth in the balance of this section. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonable detail, and shall be accompanied by (i) a written opinion of legal counsel who shall be reasonably satisfactory to SPSS, addressed to SPSS, and reasonably satisfactory in form and substance to SPSS' counsel, to the effect that the proposed transfer of such securities may be effected without registration under the 1933 Act, (ii) a "no action" letter from the SEC to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (iii) such other showing satisfactory to SPSS and its counsel that the proposed transfer of such securities may be effected without registration under the 1933 Act, whereupon the holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to SPSS.

         4.5 Indemnification; Contribution. In the event any SPSS Common Stock held by a Shareholder is included in a registration statement under this Article
IV:

                  (a) SPSS will  indemnify and hold  harmless such  Shareholder, any underwriter (as defined in the Act) for such Shareholder and each person, if any, who controls such Shareholder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, liabilities (joint or several) or expenses to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) or expenses arise out of or are based upon any of the following statements, omissions or violations
(collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by SPSS of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and SPSS will pay to each such Shareholder, underwriter or controlling person, any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement

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contained  in  this  subsection  4.5(a)  shall  not  apply  to  amounts  paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of SPSS, which consent shall not be unreasonably withheld, nor shall SPSS be liable in any such case for any such loss, claim, damage, liability, action or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Shareholder or any controlling person of such Shareholder expressly for use in connection with such registration.

                  (b) Such Shareholder will indemnify and hold harmless SPSS, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls SPSS within the meaning of the Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, liabilities (joint or several) or expenses to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, liabilities (or actions in respect thereto) or expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in connection with such registration; and such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4.5(b), in connection with investigating or defending any such loss, claim, damage, liability, action or expense; provided, however, that the indemnity agreement contained in this subsection 4.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of such Shareholder, which consent shall not be unreasonably withheld or delayed; provided, that, in no event shall any indemnity under this subsection 4.5(b) exceed the gross proceeds from the offering of the shares of SPSS Common Stock received by such Shareholder. SPSS shall make the Registration Statement available to the Quantime Shareholders for comment prior to the filing thereof.

                  (c) Promptly after receipt by an indemnified  party under this
Section 4.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to a conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.5.

                  (d) If the indemnification provided for in this Section 4.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any fees, charges or expenses (including fees, disbursements and other charges of legal counsel) reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

         4.6 Additional Obligations of SPSS. With respect to any registration hereunder, SPSS shall:

                  (a) furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of shares of SPSS Common Stock owned by them;

                  (b) use reasonable efforts to qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement;

                  (c) use reasonable efforts to notify the NASDAQ Stock Market of the issuance of the shares of SPSS Common Stock covered by such registration statement and list such shares; and

                  (d) notify each Shareholder of shares of SPSS Common Stock under such registration statement as promptly as possible, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which SPSS has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         4.7 Reports Under the Exchange Act. With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of SPSS to the public without registration, SPSS agrees to use its reasonable efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                  (b) file with the SEC in a timely manner all reports and other documents required of SPSS under the Act and the Exchange Act; and

                  (c) furnish to any Shareholder forthwith upon request a written statement by SPSS that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of SPSS, and such other reports and documents so filed by SPSS as may be reasonably requested in availing any Shareholder of any rule or regulation of the SEC permitting the selling of any securities of SPSS held by it without registration.


                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF THE QUANTIME INSIDERS

         The Quantime Insiders, jointly and severally, represent and warrant as of the date hereof to SPSS as follows:

         5.1 Organization and Qualification. (a) Quantime is a corporation duly organized and validly existing under English law and has the corporate power and authority to own or lease the properties and other assets which it presently owns or leases and to carry on its business as presently conducted.

         Quantime Corporation and Quantime S.A. de C.V. are wholly owned by Quantime and are the only entities owned or under common control with Quantime. Quantime Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to transact business in the State of Ohio, and has the power and authority to own or lease the properties and other assets which it presently owns or leases and to carry on its business as presently conducted. Quantime S.A. de C.V. is a corporation duly organized, validly existing and in good standing under Mexican law, and, except as described in Schedule 5.11(a), neither owns nor leases any properties or other assets (and at no time has owned or leased any properties or other assets) and conducts no business (and at no time has conducted any business). (Quantime Corporation is hereinafter referred to as the "Subsidiary"; Quantime S.A. de C.V. is hereinafter referred to as the "Mexican Subsidiary"; the Subsidiary and the Mexican Subsidiary are hereinafter collectively referred to as the "Subsidiaries".)

Except as referred to in Schedule 5.(1)(a), neither Quantime, the Subsidiary nor the Mexican Subsidiary has any equity or other ownership interest in any other entity.

                  (b) The copy of the Memorandum of Association, and all amendments thereto, of Quantime, as filed with the United Kingdom Registrar of Companies, and of the Articles of Association, as amended to date, of Quantime, as certified by its Secretary and as filed with the United Kingdom Registrar of Companies, all as previously made available to SPSS, are true, complete and correct copies as amended and presently in effect. The copies of any organizational and governing documents of the Subsidiaries including without limitation the Certificate of Incorporation of Quantime Corporation, as certified by the appropriate government authorities, and the Bylaws and other documents serving substantially the same function, all as previously made available to SPSS, are true, complete and correct copies as amended and presently in effect. All minutes and consents of the shareholders and directors of Quantime and the Subsidiaries are contained in the minute books of Quantime and the Subsidiaries and said minute books have been furnished to SPSS for examination. Other than the minutes provided by and certified by the Quantime Insiders' on the Closing Date, no minutes or consents have been included in such minute books since such examination by SPSS which have not heretofore been furnished to SPSS and no corporate action not reflected in said minute books has been taken.

                  (c) Except as set forth in Schedule 5.1(c) hereto, Quantime, the Subsidiary and the Mexican Subsidiary are each duly licensed or qualified to do business as a foreign corporation, and are each in good standing, in every domestic and foreign jurisdiction in which each of Quantime, the Subsidiary and the Mexican Subsidiary are required to be so licensed or qualified, except where failure to do any of the foregoing would not have a material adverse effect on the business, properties or condition (financial or other) of either Quantime or the Subsidiaries.

                  (d) All charges in favor of Quantime have (if appropriate) been registered in accordance with ss395, 409, 410 and 424 of the Companies Act 1985 of England.

         5.2 Authority. The Quantime Shareholders, on their own behalf, and the attorneys-in-fact executing and delivering this Agreement on behalf of any such Quantime Shareholders, have full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement, and all documents and instruments executed and delivered in connection therewith, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such other documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary action on the part of each of the Quantime
Shareholders and the Board of Directors of Quantime and no other proceedings (corporate or otherwise) on the part of any of the Quantime Shareholders or Quantime are necessary to authorize this Agreement and such documents or to consummate the transactions contemplated hereby and thereby. This Agreement and the other agreements contemplated by this Agreement have been duly and validly executed and delivered by or on behalf of each of the Quantime Shareholders and constitute legal, valid and binding agreements of the Quantime Shareholders. No person is a shadow director of Quantime (within the meaning of s741 of the Companies Acts 1985 of England) who is not treated as one of Quantime's directors for all purposes of such laws.

         5.3 Capitalization. The entire authorized capital stock of Quantime and the number of Shares thereof which are issued and outstanding are as follows:

============================================================================
    NUMBER OF                                                     NUMBER
AUTHORIZED SHARES                                             ISSUED AND
   OF QUANTIME                       CLASS                   OUTSTANDING
----------------------------------------------------------------------------
    6,000,000                       Class A                    1,320,394
----------------------------------------------------------------------------
    2,000,000                       Class B                      854,341
----------------------------------------------------------------------------
    4,000,000                       Class C                      300,000
                                                       plus 3,371,615 in
                                                         Bearer Warrants
----------------------------------------------------------------------------
    4,000,000                       Class D                            0
----------------------------------------------------------------------------
    3,671,615                       Deferred                           0
                                 1 pence shares
============================================================================


31.2902% of the issued and outstanding Shares of Quantime's capital stock are owned of record and beneficially by the Shareholders in the respective amounts set forth in Schedule 5.3 hereto. Quantime beneficially owns all of the issued and outstanding shares of the Subsidiaries' capital stock (the "Subsidiary Shares"). The Shares and Subsidiary Shares are subject to no restrictions on transferability other than restrictions imposed by the Articles of Association of Quantime, the 1933 Act, English securities laws and applicable state securities laws of states of the United States. All of the outstanding Shares of capital stock of Quantime and Subsidiary Shares are duly authorized and validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of any preemptive rights. There are no Shares of capital stock in treasury, and there are no Shares or Subsidiary Shares reserved for issuance. Except as set forth in this Agreement and Schedule 5.3 hereto, there are no outstanding options, warrants, conversion or other rights to acquire from any of the Shareholders or Quantime, or any plans, contracts or commitments providing for the issuance of, or the granting of, rights by any of the Shareholders or Quantime to acquire: (i) any capital stock of Quantime (whether issued or unissued) or Subsidiary Shares or (ii) any securities convertible into or exchangeable for any capital stock of Quantime or Subsidiary Shares. Except as set forth Schedule 5.3 hereto, there are no agreements or understandings with respect to the voting, holding or selling of any Shares of capital stock of Quantime or Subsidiary Shares, or any contractual obligations of Quantime or any of its Shareholders with respect to Quantime's capital stock or Subsidiary Shares. There are no voting trusts or proxies currently in effect with respect to the Shares or Subsidiary

Shares. Except as provided in this Agreement, no person has any right to require Quantime or the Subsidiaries to register any of its or their securities under the 1933 Act or pursuant to applicable English law.

         5.4 Status of Quantime Shareholders. Each of the Quantime Shareholders hold the positions described in Schedule 5.4 hereof.

         5.5 Consents and Approvals. Except as set forth in Schedule 5.5 hereto, there is no authorization, consent, order or approval of, or notice to or filing with, any individual or entity required to be obtained or given in order for the Quantime Shareholders to consummate the transactions contemplated hereby and fully perform their respective obligations hereunder.

         5.6 Absence of Conflicts. Except as set forth in Schedule 5.6 hereto, the execution, delivery and performance by the Quantime Shareholders of this Agreement and the consummation by the Quantime Shareholders of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time or both, (i) violate any provision of law, statute, rule or regulation to which either Quantime or the Quantime Shareholders is or was subject, (ii) violate any order, judgment or decree which is or was applicable to either Quantime or the Quantime Shareholders; (iii) conflict with or result in a breach or default under any term or condition of the Memorandum of Association or Articles of Association of Quantime, or any agreement or other instrument to which either Quantime or the Quantime Shareholders is a party or by which either of them is bound, or (iv) cause, or give any person grounds to cause, the maturity of any debt, liability or obligation of Quantime to be accelerated or increase any such liability or obligation.

         5.7 Financial Statements: Accounts Receivable. Quantime has previously delivered to SPSS true and correct copies of the combined audited balance sheets of Quantime and the Subsidiary, as of March 31, 1997 and the related audited statements of income, statements of retained earnings and statements of changes in cash flows for the periods ending on such dates (collectively, the "Financial Statements"). Except as disclosed on Schedule 5.7, the Financial Statements (i) have been prepared in accordance with the generally accepted accounting principles commonly used in England applied on a consistent basis and comply with the Companies Act 1985 of England, are correct and complete and are in accordance with the books and records of Quantime and the Subsidiary, (ii) present fairly the financial position and condition of Quantime and the Subsidiary and the related results of operations as at the dates and for the periods then ended (subject to customary year-end adjustments, which adjustments shall not be material in kind or amount and adjustments resulting from fluctuations in currency exchange rates) and (iii) contain no material misstatements or omissions which under such generally accepted accounting principles would be required to be disclosed for financial statement purposes.

         Subject to applicable reserves for bad debts shown on Quantime's and Subsidiary's latest balance sheet(s) included in the Financial Statements, as such reserves are adjusted from the date thereof in the ordinary course of business (and subject to customary year-end adjustments, which adjustments shall not be material in kind or amount and adjustments resulting from fluctuations in currency exchange rates), and except as set forth in
Schedule 5.7 hereto, all accounts and notes receivable reflected on the balance sheet(s) are, and to the best of Quantime Insiders' knowledge all accounts and notes receivable subsequently accruing to the Closing Date will be, (a) valid, genuine and subsisting, (b) subject to no known defenses, setoffs or counterclaims and (c) current and collectible.

         5.8 Absence of Undisclosed Liabilities. Except as and to the extent reserved for in the Financial Statements or as set forth in Schedule 5.8 hereto, neither Quantime nor Subsidiary has any liabilities or obligations, whether accrued, absolute or contingent, determined or undetermined, or whether due or to become due (including, without limitation, obligations as guarantor) other than those in the ordinary course of business since March 31, 1997, which have not yet been accrued or booked. To the best of the Quantime Insiders' knowledge, there is no basis for the assertion of any claim or liability relating to the businesses of either Quantime or Subsidiary, nor are they aware of any occurrence or fact that has or might have an adverse effect on the businesses of either Quantime or Subsidiary. Except as disclosed in Schedule 5.8, as of the date of this Agreement, neither Quantime nor Subsidiary has outstanding debt to any bank or other lender.

         5.9  Absence  of  Certain  Changes  or  Events.  Except as set forth on
Schedule 5.9 hereto, since March 31, 1997, there has not been (a) any material damage, destruction or casualty loss to the properties or assets of either
Quantime or Subsidiary (whether covered by insurance or not) outside the ordinary course of business; (b) any material adverse change in the business, assets, properties, operations or financial condition of either Quantime or Subsidiary, or any fact or condition which could cause such a change, other than any change, fact or condition related solely to the transactions contemplated hereby; (c) any entry into any transaction, commitment or agreement (including, without limitation, any borrowing) individually or in the aggregate in excess of $25,000, and outside the ordinary course of business of either Quantime or Subsidiary; (d) any direct or indirect redemption, repurchase or other acquisition for value by Quantime of its capital stock or any agreement to take such action, or any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to Quantime's capital stock; (e) except for information pertaining to annual salary increases effective April 1997, which information has previously been provided to SPSS, any increase in the rate or terms of compensation payable or to become payable by either Quantime or Subsidiary to their respective directors, officers, employees, agents or independent contractors or any increase in the rate or change in the terms of any employment agreement or compensatory arrangement, or any changes in any bonus, severance, pension, insurance or other employee benefit plan, or any other payment or benefit made to or for any such director, officer, employee, agent or independent contractor; (f) any sale, transfer or other disposition of any asset of either Quantime or Subsidiary to any party, including, without limitation, the Shareholders, except for payment of obligations incurred, and sale of products, in the ordinary course of business consistent with past practices; (g) any amendment or termination of any material contract or agreement to which either Quantime or Subsidiary is a party or any termination or waiver of any other rights of value to the businesses of either Quantime or Subsidiary, except in the ordinary course of business consistent with past practices; (h) any capital expenditure for additions to property or equipment by either Quantime or Subsidiary in excess of $10,000; (i) any split, combination, exchange or reclassification of shares of capital stock of either Quantime or Subsidiary;
(j) any issuance of capital stock of either Quantime or Subsidiary or of securities convertible into or rights to acquire any such capital stock; (k) any failure by either Quantime or Subsidiary to pay accounts payable or other obligations in the ordinary course of business; (l) any pledge of any of the assets or properties of either Quantime or Subsidiary or any action or inaction which would subject any such assets or properties to any lien, security interest, mortgage, pledge, claim, charge or other encumbrance of any kind other than seller's liens incurred in the ordinary course of business; (m) any actual or, to the best of the Quantime Insiders' knowledge, threatened termination or cancellation of, or modification or change in, any business relationship with any customer or customers of either Quantime or Subsidiary or other agreement or arrangement involving or related to the assets or properties of the businesses of either Quantime or Subsidiary; (n) any cancellation of a debt, other than trade debt, due to or a claim of either Quantime or Subsidiary, other than by payment or other satisfaction; (o) any failure of either Quantime or Subsidiary to perform under, or any default by either Quantime or Subsidiary under, any agreement, obligation or covenant to which either of them is or was bound; (p) any change in any method of accounting or accounting practice, principle or procedure; (q) any action or inaction which might cause either Quantime or Subsidiary to incur any tax liability out of the ordinary course of business;
(r) any other event or condition of any character which materially and adversely affects the businesses of either Quantime or Subsidiary; or (s) any agreement, whether in writing or otherwise, to take any action described in this Section
5.9. A matter described in this Section 5.9 shall be deemed to be "material" if any damage, destruction, loss or adverse change exceeds, individually or in the aggregate for each subsection, $50,000.

         5.10     [Intentionally Omitted].

         5.11 Real and Personal Property; Inventories. Schedule 5.11(a) hereto correctly identifies (i) each lease or rental of real property held or paid by each of Quantime and Subsidiary; and (ii) each parcel of real property, and each interest (other than such leases or rentals) in real property, owned by or used in the operations of the businesses of each of Quantime and Subsidiary; and
(iii) all charges against such properties together with the principal and interest outstanding, it being hereby confirmed that Quantime and Subsidiary have complied in all material respects with the terms of the charges; and (iv) as to such real property, all charges or leases or rentals the benefit of which is vested in Quantime or Subsidiary, detailing the principal and interest (in respect of charges) and the rents receivable (in respect of leases), it being hereby confirmed that the tenant, lessee or mortgagor has complied in all material respects to date with the terms of the mortgage deed, rental agreement or lease (as appropriate) and has not alleged any breach by Quantime or Subsidiary. Except as set forth in Schedule 5.11(a) hereto, (a) any land and structures described in Schedule 5.11(a) and Quantime's and Subsidiary's use thereof conform in all material respects with all applicable ordinances, requirements, regulations, zoning laws, planning and building control, restrictive covenants, leasehold and rental covenants, indemnities given, conditions and restrictions and do not encroach on property of others, and are not encroached upon by structures of others; and (b) no claims, charges or notice of violations have been filed, served, made or, to the best of the Quantime Insiders' knowledge, threatened, orally or in writing, against or relating to any such property or the documents under which it is held, or any of the operations conducted at any such property (currently or in the past) as a result of (i) any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws, planning and building control, restrictive covenants, leasehold and rental covenants, indemnities given, conditions or restrictions, or (ii) as a result of any encroachment on the property of others. Also, to the extent any such real property is located in the United Kingdom, Quantime is the sole proprietor of such real property registered at HM Land Registry with absolute title, and any lease of such property granted for more than 21 years and less than 40 years is either registered at HM Land Registry or not registered because the reversion to it was not registered at the time of grant, and there are no cautions or notices registered against its titles and to the best of the Quantime Insiders' knowledge, there are not any overriding interests as set out in Section 70(1) of the Land Registration Act 1925 of England. Neither Quantime nor Subsidiary owns real property in any other countries. Schedule 5.11(b) hereto describes all material tangible or intangible personal property and assets of each of Quantime and Subsidiary. Quantime and Subsidiary have good and marketable title to, and are in possession of or have control over, all of their real property and good title to all of their personal property, none of which is held under or subject to any mortgage, pledge, lien, lease, encumbrance, conditional sales contract or other security arrangement except to the extent described in Schedule 5.11(b) hereto. The tangible personal property and assets are sufficient to operate the business and consist of all of such property used in the business. Since January 1988 and except for the real property described in Schedule 5.11(a), neither Quantime nor Subsidiary has owned any other real property or been the tenant of, or a guarantor in respect of, leasehold property, and to the best of the Quantime Insiders' knowledge, neither Quantime nor Subsidiary has any other actual or potential liability under leases with respect to leasehold property or real property and has no actual or potential liability under any indemnity covenants given for any leasehold or real property.

         The inventories of each of Quantime and Subsidiary, as listed on the balance sheet(s) of Quantime, are in good and merchantable condition and are of a quality suitable and usable or saleable in the ordinary course of business for the purposes for which such inventories are intended. The inventory, as listed on the balance sheet(s) of Quantime, is adequate for each of Quantime's and Subsidiary's businesses, and except as stated in the balance sheet(s) of Quantime, there has been no material adverse change in the amount and quantity of such inventories since March 31, 1997.

         5.12 Patents, Trademarks, Etc. Schedule 5.12 hereto contains an accurate and complete description of all domestic and foreign patents, trademarks, service marks, trademark registrations, logos, trade names, assumed names, copyrights and copyright registrations and all applications therefor and all registered designs and design rights (collectively, the "Intellectual Property"), presently owned or held by each of Quantime and Subsidiary or under which either Quantime or Subsidiary owns or holds any license, or in which either Quantime or Subsidiary owns or holds any direct or indirect interest; and no others are necessary for the conduct of the present businesses of either Quantime or Subsidiary. To the best of the Quantime Insiders' knowledge, none of the products manufactured, distributed or sold by either Quantime or Subsidiary, nor any of the Intellectual Property or other intellectual property (including without limitation, technology, inventions, processes, designs, formulae, know-how, trade secrets) (collectively, with the Intellectual Property, the "Intellectual Assets"), or any of Quantime's and Subsidiary's activities, conflict with, infringe or otherwise violate any patents, trademarks or copyrights, or any other rights, of any individual or entity, nor require payments to be made to any person. Each of Quantime and Subsidiary has the sole and exclusive right to use, has the right and power to sell, and has taken reasonable measures to maintain and protect the Intellectual Assets; no claims have been asserted by any individual or entity with respect thereto or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, and, to the best of the Quantime Insiders' knowledge, there is no valid basis for any such claim. Neither Quantime nor Subsidiary is using confidential information or trade secrets of any former employer of any past or present employees engaged in businesses of either Quantime or Subsidiary. The items described in Schedule 5.12 and the other Intellectual Assets are adequate to conduct the businesses of each of Quantime and Subsidiary as presently conducted. Subject to the foregoing, Quantime owns good title to all of the Intellectual Assets.

         5.13 Rights of Employees with Respect to Certain Intellectual Property. Neither Quantime nor Subsidiary owns or has any right, license or interest, whether as a licensee, licenser or otherwise, in any copyrights, patents, applications for copyrights or patents, trade secrets, inventions, processes and designs or in any trademarks, service marks, trade names, or applications for them, or registered designs or design rights, except as listed or described in
Schedule 5.12. Quantime is not, and to the best of the Quantime Insiders' knowledge, no employee of either Quantime or Subsidiary is in violation of (i) any term of any employment contract, any "work for hire" arrangement or agreement, or any patent disclosure agreement or (ii) any other contract or agreement, or any restrictive covenant relating to the rights of any such employee-to be employed by either Quantime or Subsidiary or to use trade secrets or proprietary information of others.

         5.14     Contracts and Commitments.

         (a) Schedule 5.14 lists the following contracts and other agreements to which either Quantime or Subsidiary is a party (collectively, the "Contracts"):

                  (i) any customer agreement, distributor agreement relating to the licensing of products of Quantime or Subsidiary requiring payments in excess of $100,000 per annum;

                  (ii) any agreement for the lease of personal property from any person or entity requiring lease payments in excess of $25,000 per annum;

                  (iii) any agreement for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services requiring payments by Quantime or Subsidiary in excess of $25,000 per annum, excluding employment agreements; or

                  (iv) any agreement concerning a partnership or joint venture.

         (b) Quantime has previously made available to SPSS a true, correct and complete copy of each of the Contracts. Quantime has not materially breached or has not caused to exist a material default under any of the Contracts and to the best of the Quantime Insiders' knowledge, there is no basis for any valid claim or default in any respect under any of the Contracts. Except as set forth in
Schedule 5.16, none of the Contracts contains a clause in respect of a change of control of Quantime.

         (c) Except as set forth on the Schedule 5.14 hereto,  neither  Quantime
nor  Subsidiary  has  given  any  power  of  attorney   (whether   revocable  or
irrevocable) to any individual or entity.

         (d) All of the Contracts are valid and binding obligations of either Quantime or Subsidiary, enforceable in accordance with their respective terms to the extent permitted by applicable law, and are in full force and effect and complied with. Except as set forth on Schedule 5.14, to the best of the Quantime Insiders' knowledge, no other party to any of the Contracts is in default or breach thereof.

         (e) True and correct copies of each standard form customer and distributor contract currently in use by each of Quantime and Subsidiary in the conduct of its businesses have been provided to SPSS.

         5.15 Source Code. Except as set forth in Schedule 5.15, each of Quantime and Subsidiary owns all rights, title and interest in and to the source codes for all of its software products and has not distributed any copies of such source codes to any third parties, except for copies of the source code relating to products which are now obsolete, and neither Quantime nor Subsidiary has agreed to pay to any individual or entity any royalty, commission or other amount on account of sales of their software products.

         5.16 Licenses and Royalties. Except as set forth on Schedule 5.16 hereto, neither Quantime nor Subsidiary is a licensee under any license, including, without limitation, licenses with respect to source codes used or to be used in either Quantime's or Subsidiary's software products, and neither has an obligation to pay royalties to any third party in connection therewith. Neither Quantime nor Subsidiary has granted to any individual or entity any rights or security interests with respect to the source codes for either Quantime's or Subsidiary's software products. Quantime has not breached in any material respect and has not caused to exist a material default under any such licenses and, to the best of the Quantime Insiders' knowledge, there is no basis for any valid claim or default in any respect under such licenses and no other party is in breach or default thereof.

         5.17 Technical Documentation. The source code, system documentation, statements or principles of operation, and schematics made available to SPSS by Quantime and Subsidiary relating to the software products currently maintained or licensed by either Quantime or Subsidiary constitutes all of the source code, system documentation, statements or principles of operation and schematics held by Quantime or Subsidiary relating to the software products currently maintained or licensed by either Quantime or Subsidiary (the "Technical Documentation").

         5.18 Third-Party Components in Software Programs. Each of Quantime and Subsidiary has validly and effectively obtained the right and license to use, copy, modify and distribute any third-party programming and software documentation materials contained in each of Quantime's and Subsidiary's software products and the Technical Documentation pursuant to licenses from third parties as set forth in Schedule 5.18.

         Except as otherwise provided in Schedule 5.18, each of Quantime's and Subsidiary's software products and the Technical Documentation contains no other programming or materials in which any third party may claim superior, joint or common ownership, including any right or license, and, do not contain derivative works of any programming or materials not owned in their entirety by either Quantime or Subsidiary.

         5.19 Third-Party Interests or Marketing Rights in Software Programs. The contracts, agreements, licenses or other commitments or arrangements in effect with respect to the development, marketing, distribution, licensing, or promotion of either Quantime's or Subsidiary's software products or any other inventory, the Technical Documentation, or either Quantime's or Subsidiary's Intellectual Assets with any independent salesperson, distributor, sublicensor, or other remarketer or sales organization which have been made available to SPSS constitute all of such contracts, agreements, licenses or other commitments or arrangements in effect with respect to the development, marketing, distribution, licensing, or promotion of either Quantime's or Subsidiary's software products or any other inventory, the Technical Documentation, or either Quantime's or Subsidiary's Intellectual Assets with any independent salesperson, distributor, sublicensor, or other remarketer or sales organization.

         5.20 Software Security Warranties. Except as set forth in a letter dated as of the date hereof to the Senior Vice President; Product Development of SPSS, the software products of Quantime and Subsidiary are free of any passwords, keys, security devices or trap doors, and any computer instructions (including, but not limited to, computer instructions commonly referred to as Trojan Horses, anomalies, worms, self-destruct mechanisms, or time bombs or logic bombs) which are intended to interfere with or frustrate the use of the software products, any portion thereof, or other software or computer hardware, whether or not currently in effect with respect to any copy of either Quantime's or Subsidiary's software products.

         5.21 Non-Infringement. Quantime's and Subsidiary's software products and any licenses by Quantime or Subsidiary or other rights connected therewith, express or implied, will not infringe any other person's intellectual property rights.

         5.22 Government Contracts. Except as set forth in a letter dated as of the date hereof from Quantime to the Senior Vice President-Corporate Operations, Chief Financial Officer and Secretary of SPSS, the Quantime Insiders do not have knowledge of any acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) to any contracts relating to either Quantime or Subsidiary, its businesses or any of its assets with any Government Contract Party (as defined below) in either case that have led to or could lead to (a) any claim or dispute involving either Quantime or Subsidiary, its businesses, or any of its assets and any Government Contract Party or (b) any suspension, debarment or contract termination, or proceeding related thereto. The Quantime Insiders have no knowledge of any act or omission related to the marketing, licensing, or selling of any software related to either Quantime or Subsidiary, or its business that has led to or could have any material adverse affects on either Quantime's or Subsidiary's rights or on any of its assets. All of Quantime's and Subsidiary's development of technical data and computer software was developed exclusively at private expense. For purposes of this Section 5.22, the term "Government Contract Party" means any independent or executive agency, division, subdivision, audit group or procuring office of any governmental body including, without limitation, the United States or United Kingdom federal government, any prime contractor of the United States or United Kingdom federal government and any higher level subcontractor of a prime contractor of the United States or United Kingdom federal government, and including any employees or agents thereof, in each case acting in such capacity.

         5.23 Product Warranties and Liabilities. Except as stated in Schedule 5.9(o) and Schedule 5.14, neither Quantime nor Subsidiary has given or made any express or implied warranties (except for implied warranties that may not be disclaimed pursuant to applicable law) with respect to any products licensed, distributed, offered or sold or services performed by them, except for the limited warranties stated in standard form customer contracts, previously made available to SPSS, with modifications that, in the aggregate, would not have a material adverse effect on business, prospects or financial condition of either Quantime or Subsidiary. The Quantime Insiders do not have any knowledge of any fact or of the occurrence of any event forming the basis of any present or future claim against either Quantime or Subsidiary, whether or not fully covered by insurance, for liability on account of products liability or on account of any express or implied product warranty, except for warranty obligations and product returns in the ordinary course of business and as set forth in Schedule 5.23.

         5.24 Insurance. Schedule 5.24 hereto is a description of all insurance policies held by each of Quantime and Subsidiary concerning their businesses, operations and properties, true, complete and correct copies of which have been previously provided to SPSS. Each of the insurance policies referred to in
Schedule 5.24 is in force and the premiums with respect thereto are fully paid through the dates indicated thereon, and nothing has been done or omitted to be done which could make any policy of insurance void or voidable. No insurer has denied coverage or reserved rights for any claim made by Quantime, Subsidiary or any other individual or entity under any insurance policies.

         5.25 Litigation and Administrative Proceedings.  Except as set forth in
Schedule 5.25 hereto, there is no claim, action, suit, proceeding or investigation in any court or before any governmental or regulatory authority pending or, to the best of the Quantime Insiders' knowledge, threatened against or affecting either Quantime or Subsidiary or which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby. The Quantime Insiders do not know of any basis for any such claim, action, suit, proceeding or investigation. To the best of the Quantime Insiders's knowledge, no claim, action, suit, proceeding or investigation set forth in Schedule 5.25 could, if adversely decided, have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of either Quantime or Subsidiary.

         5.26       [Intentionally omitted.]

         5.27 Compliance with Laws. Except as set forth on Schedule 5.27 hereto, to the best of the Quantime Insiders' knowledge, neither Quantime nor Subsidiary has in the past been nor are either presently in violation of, in respect of operations, real property, machinery, equipment, all other property, practices and all other aspects of its businesses, any applicable law (whether statutory or otherwise), rule, regulation, order, ordinance, judgment or decree of any governmental authority (federal, state, local or otherwise) (collectively, "Laws") that would have a material adverse effect on the business, properties or condition (financial or otherwise) of either Quantime or Subsidiary. Neither Quantime nor Subsidiary has received any notification of any asserted present or past failure of either Quantime or Subsidiary to comply with any of such Laws.

         5.28 Environmental and Safety Matters. (a) As to properties described in Schedule 5.11(a) which are located in the United States, to the best of the Quantime Insiders' knowledge, each of Quantime and Subsidiary has complied in all material respects with all applicable United States federal, state or local Laws, regulations or ordinances relating to environmental matters ("Environmental Laws") including, but not limited to: air pollution; water pollution; noise control; on-site or off-site solid or hazardous waste storage, treatment, discharge, disposal or recovery; toxic and hazardous chemical reporting; or employee safety and hazardous material use, generation, reliance, transportation, and reporting provisions. Except as set forth on Schedule 5.28, no notice of violation of or potential liability resulting from any such Environmental Laws, or orders with respect thereto, has been received, nor to the best of the Quantime Insiders' knowledge, threatened. No underground or above ground storage tanks are or have, to the best of the Quantime Insiders' knowledge, prior to Quantime's or Subsidiary's occupancy or possession thereof been located on the real properties described in Schedule 5.11(a) attached hereto or previously owned or operated by either Quantime or Subsidiary. The Quantime Insiders are not aware of any generation, treatment, storage, transfer, disposal, release or threatened release in, at, from or on such real properties of toxic or hazardous substances by any current or previous owner or tenant of such real properties, to the extent that such is a violation of law.

                  (b) As to properties described in Schedule 5.11(a) which are located in the United Kingdom, and except as provided in that certain Health and Safety Management Evaluation Guide dated July 14, 1997, prepared by Quantime's insurance brokers and previously delivered to SPSS (the "Environmental Report"),
(i) Quantime has complied, and has adequate facilities to continue to comply, with all current legislation (both primary and secondary) relating to the protection of the environment; (ii) Quantime has not caused or knowingly permitted poisonous, noxious or polluting matter or solid waste matter to enter controlled waters; trade or sewage effluent to be discharged from a building or a fixed plant; or matter to enter inland freshwaters so as to tend to impede the proper flow of the waters in a manner leading or likely to lead to pollution, in each case within the meaning of section 85 of the Water Resources Act 1991 of England; (ii) Quantime has not been required to reimburse the expenses incurred by the National Rivers Authority under section 161 of the Water Resources Act 1991 of England; (iii) Quantime has not been required to incur expenditure as a result of pollution or contamination of any land or buildings; (iv)Quantime has not done or failed to do anything as a result of which it has been or may be subject to a liability or penalty as a result of pollution or contamination; or has received or could receive a remediation notice under section 78E of the Environmental Protection Act 1990 of England. During Quantime's possession or occupancy of the properties listed on Schedule 5.11(a), and to the best of the Quantime Insiders' knowledge, prior to possession by Quantime of such properties no audit has been carried out in respect of the properties listed on Schedule 5.11(a) or of land previously owned or occupied by Quantime which relates to the extent to which such properties or land previously owned or occupied by Quantime are or might be contaminated or polluted or liable to cause damage to the environment or to living things.

         5.29     Employee Benefits.

                  5.29.1 Attached hereto as Schedule 5.29 is a written list of all employee benefit plans relating to employee benefits with respect to which each of Quantime and Subsidiary has incurred or may incur any future or contingent obligations, including, without limitation, all plans, agreements or arrangements relating to deferred compensation, pensions, profit sharing, retirement income or other benefits, stock purchase, stock ownership and stock option plans, stock appreciation rights, bonuses, severance arrangements, health and welfare benefits, insurance benefits and all other employee benefits or fringe benefits (collectively referred to as the "Plans"). Each Plan is in full force and effect. Quantime has delivered or made available to SPSS true and correct copies of each Plan, each summary plan description relating to a Plan and the last three Forms 5500 which may have been filed for each Plan. As to Quantime's and Subsidiary's operations in the United States, and except as may be indicated on Schedule 5.29 hereto,

                  (a) neither Quantime nor Subsidiary contributes, nor has either of them ever contributed, to any multi-employer plan within the meaning of Section

         4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor are either Quantime or Subsidiary affiliated with any entity such that Quantime or Subsidiary has, or might have in the future, any multi-employer plan withdrawal liability under Subtitle E of Part IV of ERISA.

                  (b) Each Plan (and each trust forming a part of such Plan) has been administered and operated in all respects in accordance with its terms and applicable law. Where designated on Schedule 5.29, each Plan is "qualified" within the meaning of Section 401(a) of the Code and each related trust is exempt from tax under Section 501(a) of the Code.

                  (c) With respect to each Plan relating to Quantime's and Subsidiary's operations in the United States, no person: (i) has entered into any non-exempt "prohibited transaction," as such term is defined in ERISA and the Code; (ii) has breached a fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (iii) has any liability for any failure to act or comply with the administration or investment of the assets of such Plan; (iv) has engaged in any transactions or otherwise acted with respect to such Plan in a manner which could subject Quantime, Subsidiary or any fiduciary or plan administrator or other person dealing with such Plan, to liability under Sections 409 or 502 of ERISA or Sections 4972 or 4976 through 4980 of the Code.

                  (d) No liability to the Pension Benefit Guaranty Corporation ("PBGC") has been, or to the best of the Quantime Insiders' knowledge, is expected to be, incurred with respect to any Plan relating to Quantime's and Subsidiary's operations in the United States, except for liabilities for PBGC premiums which may be expected to be incurred in the ordinary course of business. PBGC has not instituted proceedings to terminate any Plan. No "reportable event," within the meaning of
         Section 4043(b) of ERISA, for which the obligation to report to the PBGC within 30 days has not been waived by the PBGC, has occurred with respect to any Plan. There exists no condition or set of circumstances which presents a risk of termination or partial termination of any Plan relating to Quantime's and Subsidiary's operations in the United States and which could result in a liability on the part of either Quantime or Subsidiary to the PBGC.

                  (e) With respect to Quantime's and Subsidiary's operations in the United States, full payment has been made of all amounts which either Quantime or Subsidiary was required under the terms of any of the Plans to have paid as contributions to such Plans on or prior to the Closing Date, and no "accumulated funding deficiency" (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code), whether or not waived, exists with respect to any such Plan.

                  (f) Other than for claims in the ordinary course of business for benefits under the Plans, there are no actions, suits, claims or proceedings, pending or threatened, nor to the best of the Quantime Insiders' knowledge does there exist any basis therefor, which may result in any liability with respect to any Plan to Quantime, Subsidiary or any Plan or trust thereof.

                  (g) The present value of accrued benefits under each Plan relating to Quantime's and Subsidiary's operations in the United States which is subject to Title IV of ERISA does not presently exceed the current value of the assets of such Plan allocable to such accrued benefits. For purposes of the representation in the preceding sentence, the terms "current value" and "accrued benefit" have the meanings specified in Sections 3(26) and 3(23), respectively, of ERISA; and "present value" shall be determined using the actuarial assumptions which would be used by the enrolled actuary for each such Plan in connection with determining whether such Plan satisfies the requirements of Section 412 of the Code, determined without regard to Subsection (b)(5)(B) thereof.

                  (h) Except for continuation coverage under Sections 601 et seq. of ERISA, no former employee of Quantime, Subsidiary or any affiliate thereof, nor any dependent of any such former employee, is entitled to any medical, dental benefits or other welfare benefits under any Plan relating to Quantime's and Subsidiary's operations in the United States.

                  5.29.2 As to Quantime's operations in the United Kingdom, Quantime is under no legal obligation, nor is Quantime a party to an ex-gratia arrangement, to pay pensions, gratuities, superannuation allowances or the like, or otherwise to provide "relevant benefits" within the meaning of the Income and Corporation Taxes Act ("ICTA") s612(1), to or for any of its past or present officers or employees or their dependents; and there are no retirement benefit, or pension or death benefit, or similar schemes or arrangements in relation to, or binding on, Quantime or to which Quantime has any legal or moral obligation to contribute.

         5.30 Licenses and Permits. Quantime and Subsidiary have all material governmental licenses and permits and other material governmental authorizations and approvals required for the conduct of its businesses as presently conducted ("Permits"). Schedule 5.30 hereto includes a list of all Permits.

         5.31 Relations  With  Suppliers and  Customers.  Except as set forth in
Schedule 5.31, neither Quantime nor Subsidiary nor the Quantime Shareholders is required to provide any bonding or other financial security arrangements in connection with any transaction with any customer or supplier. Neither Quantime nor Subsidiary nor the Quantime Shareholders has received any written notice nor, to Quantime's knowledge, any oral notice, that any customer or supplier of either Quantime or Subsidiary will cease to do business with either Quantime or Subsidiary or refuse to do business with SPSS after the consummation of the transactions contemplated hereby.

         5.32 Interests in Competitors, Suppliers and Customers. Except as set forth in Schedule 5.32 and except for passive investments in securities of publicly-traded companies, representing less than five percent of the issued and outstanding capital stock of such companies, neither Quantime nor any of the Quantime Insiders nor any officer or director of Quantime or Subsidiary or any entity controlled by or under common control with either Quantime or Subsidiary has any ownership interest in any competitor, supplier or customer of either Quantime or Subsidiary or any property used in the operation of either of their businesses.

         5.33 Employment Matters. That certain letter dated September 30, 1997, given by the Quantime Insiders to SPSS (the "Employment Matters Letter") contains a list of all oral and written employment or consulting contracts or other agreements or arrangements providing for remuneration in excess of $75,000 per annum (or (pound)47,500) to which either Quantime or Subsidiary is a party or by which either of them is bound, and all such contracts and arrangements are in full force and effect. There have been no claims of defaults and, to the best of the Quantime Insiders' knowledge, there are no facts or conditions which if continued, or with the giving of notice, will result in a default under these contracts or arrangements. Except as set forth on Schedule 5.33, neither Quantime nor Subsidiary has registered a profit-related pay scheme under Part V Chapter III ICTA. No past employee of Quantime or Subsidiary has a right to return to work or has or may have a right to be reinstated or re-engaged under the Employment Rights Act 1966 of England.

         5.34 Discrimination:  Occupational Safety; Labor. Except as provided in
Schedule 5.34, no person or party (including, but not limited to, governmental agencies of any kind) has any claim, or, to the best of the Quantime Insiders' knowledge, basis for any action or proceeding, against either Quantime or Subsidiary arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices or occupational safety and health standards (including, but without limiting the foregoing, The Fair Labor Standards Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; 42 U.S.C. 1981 or the Age Discrimination in Employment Act of 1967, as amended and applicable English law), which, if upheld, would have an adverse effect on the assets, properties, businesses or conditions, financial or otherwise, of either Quantime or Subsidiary. There is no pending or, to the best of the Quantime Insiders' knowledge, threatened federal or state equal employment opportunity enforcement action or labor dispute, strike, or work stoppage affecting any of businesses of either Quantime or Subsidiary. Neither Quantime nor Subsidiary has any collective bargaining or similar agreements, nor do either of them have any obligation to bargain with any labor organization as the representative of their employees, and there is neither pending, or to the best of the Quantime Insiders' knowledge, threatened, any labor dispute, strike or work stoppage which affects or which may affect Quantime's or Subsidiary's businesses or which may interfere with the continued operations of either Quantime or Subsidiary. Except as set forth on Schedule 5.34, no present or former employee of either Quantime or Subsidiary has any claim against either of them for (a) overtime pay, other than overtime pay for the current payroll period, (b) wages or salary (excluding bonuses and amounts accruing under pension and profit sharing plans) for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, or (d) any material violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

         5.35 Related Transactions. Except as set forth in Schedule 5.35, and that certain letter agreement of even date herewith between SPSS, Quantime and Edward Ross (the "Ross Letter") neither Quantime nor Subsidiary is currently bound under any loan, contract, lease, commitment, arrangement or understanding with any of its officers, directors, employees, shareholders or any entity controlled by or under common control with either Quantime or Subsidiary, except normal compensation arrangements with officers, directors and employees, all of which are terminable by Quantime or Subsidiary on not more than six months' notice. Except as set forth in Schedule 5.35, neither Quantime nor Subsidiary has been a party to a transaction to which s320 or s330 of the Companies Act 1985 of England may apply. No contract of service exists between Quantime or Subsidiary and a director or employee in relation to which the requirements of s319 Companies Act 1985 of England have not been fulfilled.

         5.36 Brokers and Finders. Neither Quantime, nor Subsidiary nor the Quantime Insiders (nor any of their respective officers, directors, employees, affiliates, associates, or family members), has employed any broker, finder or investment banker or other similar person or entity who is entitled to be compensated in connection with this Agreement or the transactions contemplated hereby.

         5.37 Questionable Payments. Neither Quantime nor Subsidiary nor the Quantime Insiders, nor any director, officer, agent, employee or other person associated with or acting on behalf of either Quantime or Subsidiary has directly or indirectly: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity;
(b) made any unlawful payment to government officials or employees or to political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or similar English law;
(d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (e) intentionally made any false or fictitious entry on the books or records of Quantime or Subsidiary; (f) made any bribe, payoff, influence payment, kickback or other unlawful payment; or (g) made any bribe or other payment of a similar or comparable nature to any person or entity, private or public, regardless of form, to obtain favorable treatment in securing business or to obtain special concessions or treatment.

         5.38 Books and Records. The books and records of each of Quantime and Subsidiary have been maintained in accordance with commercially reasonable business and bookkeeping practices and accurately reflect in all material respects the business, assets, properties, rights, obligations, liabilities and operations of each of Quantime and Subsidiary.

         5.39 Bank Accounts; Safe Deposit Boxes. Schedule 5.39 hereto sets forth the names and locations of all banks in which either Quantime or Subsidiary has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

         5.40 Effect of Certificates. All representations and warranties made in certificates delivered by or on behalf of Quantime and the Quantime Insiders at the Closing shall be deemed to be additional representations and warranties of Quantime and the Quantime Insiders, respectively.

         5.41 Accounting Matters. To the best of the Quantime Insiders' knowledge, neither Quantime nor Subsidiary nor the Quantime Shareholders has through the date of this Agreement taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby, or actions relating thereto, or any taken or agreed to be taken by SPSS), based upon information or advice provided in writing to Quantime by KPMG Peat Marwick LLP, would prevent SPSS from accounting for the business combination to be effected hereby as a pooling of interests. Quantime has provided information as requested to KPMG Peat Marwick LLP regarding Quantime's ability to qualify for pooling of interests accounting relating to the transactions contemplated hereunder including, without limitation, the amounts and timing of salary, bonus and other payments made by Quantime during 1995, 1996 and 1997. The Quantime Insiders presently believe that the condition precedent contained in Section
11.5 hereof will be satisfied.

         5.42 Material Misstatements or Omissions. To the best of the Quantime Insiders' knowledge, no representation or warranty by either Quantime or the Quantime Insiders in this Agreement nor any documents, exhibits, certificates or schedules furnished to SPSS in connection with the closing of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading as of the date when made. The copies of all documents furnished to SPSS hereunder are true and complete copies of the originals thereof in all material respects.

         5.43 Qualification of Representations. Each of the representations and warranties in this Article V are qualified and supplemented by each of the schedules hereto.

         5.44 Directors, Managers and Close Relatives. Based on the information set forth in Schedule 5.4, the Quantime Insiders believe that the Quantime Shareholders under this Agreement are either directors or managers of Quantime or close relatives of the same, in each case within the meaning of The Financial Services Act 1986 (Investment Advertisements) (Exemptions) (No.2) Order 1995 of England ("Article 5").

          5.45 Knowledge. As used in this Article V, the terms "know" and "knowledge" mean: (i) the actual knowledge of each of the Quantime Insiders as to such facts or matters, (ii) such facts or matters of which any of the Quantime Insiders have become aware in the ordinary course of performing their duties for Quantime, including through investigations made by the Quantime Insiders in the ordinary course of performing their duties for Quantime, and
(iii) such other facts or matters as reasonably should have been known by Edward Ross, Norman Grunbaum or Richard Kottler under all relevant circumstances considering his involvement in the affairs of Quantime.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF SPSS

         SPSS represents and warrants to Quantime and the Quantime Shareholders as follows:

         6.1 Organization and Qualification. SPSS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         6.2 Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by SPSS and, no other corporate proceedings on the part of SPSS are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SPSS and constitute legal, valid and binding agreements of SPSS.

         6.3 Consents and Approvals. There is no authorization, consent, order or approval of, or notice to or filing with, any individual or entity required to be obtained or given in order for SPSS to consummate the transactions contemplated hereby and fully perform its obligations hereunder.

         6.4 Absence of Conflicts. The execution, delivery and performance by SPSS of this Agreement (including, without limitation, the offering, issuance and sale of the Acquisition Stock) and the consummation by SPSS of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which SPSS is or was subject, (ii) violate any order, judgment or decree which is or was applicable to SPSS or (iii) conflict with, or result in a breach or default under, any term or condition of the Certificate of Incorporation or By-Laws of SPSS or any agreement or other instrument to which SPSS is a party or by which SPSS is bound.

         6.5 Capitalization. The authorized capital stock of SPSS consists of 50,000,000 shares of Common Stock, of which, as of the date hereof, 7,774,357 shares were issued and outstanding and 9,463,472 shares would be issued on a fully diluted basis upon the exercise of all outstanding options and other rights to acquire Common Stock of SPSS. All the issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. There are no options, warrants or other rights, agreements or commitments obligating SPSS to issue shares of its capital stock except for stock options to purchase shares of Common Stock pursuant to various SPSS option plans and agreements and employee rights to purchase Common Stock pursuant to SPSS' employee stock purchase plans.

         6.6 Reports and Financial Statement. SPSS has filed all forms, reports and other disclosure documents required to be filed with the SEC since December 31, 1996, including (i)

Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) its Quarterly Reports on Form 10Q for the quarters ended March 31 and June 30, 1997;
(iii) definitive proxy statement for the 1997 annual meeting of stockholders of SPSS; and (iv) each other report or document provided generally to the stockholders of SPSS since December 31, 1996, or incorporated by reference in public filings by SPSS since such date (collectively the "SPSS Reports"). As of their respective dates, each SPSS Report (i) complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) to the best of SPSS' knowledge, did not on the date of filing or the date as of which information is set forth therein, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements of SPSS (the "SPSS Financial Statements") included or incorporated by reference into such SPSS Reports have been prepared in accordance with generally accepted accounting principles applied in a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of SPSS and its consolidated subsidiaries, as of the dates thereof, and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited financial statements, to normal year-end adjustments which are not materially adverse. SPSS is currently eligible to register the resale of the SPSS Common Stock by the Quantime Shareholders with the SEC on Form S-3.

         6.7 Litigation and Administrative Proceedings. There is no claim, action, suit, proceeding or investigation in any court or before any governmental or regulatory authority pending or, to the best of SPSS' knowledge, threatened against or affecting SPSS or which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby. SPSS does not know or have any reason to know of any basis for any such claim, action, suit, proceeding or investigation.

         6.8 Brokers and Finders. Neither SPSS nor its officers, directors, employees, affiliates, associates or family members has employed any broker, finder or investment banker, who is entitled to be compensated in connection with this Agreement or the transactions contemplated hereby.

         6.9 Acquisition Stock. The Acquisition Stock, when delivered in accordance with this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable.

         6.10 Pooling of Interests Accounting. SPSS has consulted with KPMG Peat Marwick LLP, as its independent auditors, regarding the ability to qualify for pooling of interests accounting relating to the transactions contemplated hereunder. Such auditors have not stated to SPSS any material doubt that pooling of interests accounting will be available with respect to the transactions contemplated hereunder. SPSS believes that the condition precedent contained in
Section 11.5 hereof will be satisfied.

         6.11 Dividends and Distributions. From December 31, 1996 to the date hereof, SPSS has not declared or paid any dividends on any shares of its capital stock nor has it made any other payments or distributions to its stockholders.

         6.12 NASDAQ Authorization. The SPSS Common Stock to be issued pursuant to this Agreement will, on the date required by NASDAQ, be registered on the NASDAQ Stock Market's National Market, subject to official notice of issuance.

         6.13 Material Misstatements or Omissions. To the best of SPSS' knowledge, the SPSS Reports, together with the private placement memorandum to be delivered to the Shareholders by SPSS in connection with this Agreement, do not as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact, or omit any material fact necessary to make the statements or facts contained therein not misleading as of the date when made.

         6.14 Directors, Managers and Close Relatives. Based on the information set forth in Schedule 5.4, SPSS believes that the Quantime Shareholders under this Agreement are either directors or managers of Quantime or close relatives of the same within the meaning of Article 5.

          6.15 Knowledge. As used in this Article VI, the terms "know" and "knowledge" mean: (i) the actual knowledge of each of the Executive Officers of SPSS as to such facts or matters, (ii) such facts or matters of which any of the Executive Officers of SPSS have become aware in the ordinary course of performing their duties for SPSS, including through investigations made by the Executive Officers of SPSS in the ordinary course of performing their duties for SPSS, and (iii) such other facts or matters as reasonably should have been known by the Executive Officers of SPSS under all relevant circumstances considering their involvement in the affairs of SPSS.

                                   ARTICLE VII


         7.1 Distribution of Placement Memorandum and Related Material. Each Quantime Shareholder agrees not to distribute or show the private placement memorandum (together with the attachments thereto) to any other person or entity.


                                  ARTICLE VIII

                     COVENANTS OF THE QUANTIME SHAREHOLDERS

         The Quantime Shareholders, jointly and severally, covenant as follows:

         8.1 Consents and Approvals. The Quantime Shareholders, individually and on behalf of Quantime, agree to use all reasonable efforts to make all registrations, filings and applications, and give all notices and obtain all governmental and other consents, approvals, orders, qualifications and waivers necessary for the consummation of the transactions contemplated by, or the performance by Quantime and the Quantime Shareholders of any of their obligations under, this Agreement, or which may become reasonably necessary or desirable in connection with any of the foregoing, in each case upon terms and conditions reasonably satisfactory to SPSS and its counsel. The Quantime
Shareholders waive any pre-emption rights and rights of first refusal in relation to the Shares, whether under the Articles of Association of Quantime or otherwise.

         8.2 Closing Returns. To the extent Closing Returns (hereinafter defined) are required under the laws of the United States or the United Kingdom, the Quantime Shareholders will cooperate with SPSS to file on a timely basis all income tax returns of Quantime and Subsidiary due after the Closing Date and attributable to periods ending on or before the Closing Date, including without limitation, United States federal and state and United Kingdom income tax returns for the short period ending on the Closing Date (the "Closing Returns"). SPSS shall direct the preparation and filing of the Closing Returns, to the extent same are so required; provided, however, that the Quantime Shareholders shall be responsible for paying any taxes to the extent of the indemnity therefor.

         8.3      Access to Information.

         (a) The Quantime Insiders, individually and on behalf of Quantime, shall allow SPSS to have complete access at all reasonable times to Quantime's officers, employees, agents, properties, books and records, and shall furnish SPSS all financial, operating and other data and information as SPSS, through its officers, employees or agents, may reasonably request.

         (b) No investigation pursuant to this Section 8.3 shall affect, add to or subtract from any representations or warranties or the conditions to the obligations of the parties hereto to effect the Acquisition.

         8.4 Cost of Shares. Upon request by SPSS, the Quantime Shareholders will provide SPSS with information relating to, and including, the consideration paid by the Quantime Shareholders for the Shares owned by the Quantime Shareholders at the time of acquisition of such Shares.

         8.5 Further Assurances. The Quantime Shareholders shall from time to time, at the request of SPSS and without further cost or expense to SPSS, execute and deliver such other documents and take such other actions as shall be reasonably necessary or appropriate to consummate fully the transactions contemplated hereby.

         8.6 Power of Attorney. Pending the entry of SPSS onto Quantime's share register, each of the Quantime Shareholders will grant to SPSS an irrevocable power of attorney to exercise all rights relating to the Shares to the same extent and with the same effect as if SPSS had been entered on such share register.


                                   ARTICLE IX

                                COVENANTS OF SPSS

         SPSS covenants as follows:

         9.1 Retention of Records. After the Closing Date, SPSS will retain all of Quantime's and Subsidiary's books and records in their possession in accordance with SPSS' policies for retention of its own books and records, and upon reasonable notice and during SPSS' regular business hours and at reasonable intervals, will provide the Quantime Shareholders, and their respective agents and representatives designated in writing, access to such books and records, concerning periods prior to the Closing Date.

         9.2 Further Assurances. SPSS shall from time to time execute and deliver such other documents and take such other actions as shall be reasonably necessary or appropriate to consummate fully the transactions contemplated hereby.

         9.3 Release of Guarantee. SPSS shall use commercially reasonable efforts to secure the release of Edward Ross from his guarantee of the obligations of Quantime with respect to the mortgage loan obtained by Quantime to finance the acquisition of real property located at 67 Maygrove Road, London; provided, however, in the event SPSS is unable to secure such release, SPSS shall indemnify Edward Ross with respect to his obligations thereunder. The Quantime Shareholders shall cooperate with SPSS in SPSS' efforts to secure such release.

         9.4 Sales Tax. SPSS shall use commercially reasonable efforts to collect from Quantime customers previously uncollected New York state sales and use tax and other previously uncollected state sales and use tax where Quantime is not currently in compliance.

         9.5 Cooperation-Audits. In connection with the preparation of returns, audit examinations and any administrative or judicial proceedings relating to tax liabilities imposed on Quantime or the Subsidiaries (or either of them) for pre-Closing periods, SPSS and the Quantime Insiders will cooperate fully with each other, SPSS shall promptly notify the Quantime Insiders of any inquiries, claims or assessments, audits or similar events with respect to taxes in relation to pre-Closing periods. SPSS shall have exclusive authority to represent the interests of Quantime and the Subsidiaries with respect to any proceeding before any taxing authority or any court and shall have the sole right to extend or waive the statute of limitations and to control the defense, compromise or resolution of any Quantime tax matters. However, SPSS shall not enter into any settlement of any contest or otherwise compromise any issue that affects or may affect the tax liability of the Quantime Insiders with respect to any pre-Closing period without the prior written consent of the Quantime Insiders, which consent shall not be unreasonably withheld. SPSS shall allow the Quantime Insiders to observe any proceeding and shall keep the Quantime Insiders reasonably informed with respect to the commencement, status and nature of any Quantime tax matters. SPSS shall in good faith allow the Quantime Insiders to make comments to SPSS regarding the conduct of or positions taken in any such proceeding.

         9.6 Offer to Quantime Shareholders Who Are Not Directors, Managers and Close Relatives. Certain English shareholders of Quantime are not directors, managers or close relatives of directors or managers of Quantime within the meaning of Article 5 (the "NonExempt Shareholders"). SPSS will offer on the same terms and conditions as set forth herein and agrees to purchase the Shares owned by and tendered by such Non-Exempt Shareholders at such time as an offer may be made to such Non-Exempt Shareholders in compliance with Section 57 of The Financial Services Act 1986 of England and the registration requirements of the Federal and state securities laws of the United States of America. SPSS will use all commercially reasonable efforts to cause such offer to be made in a prompt manner. SPSS covenants not to take any action that would materially adversely affect the terms and conditions of such offer.



                                    ARTICLE X

                                MUTUAL COVENANTS

         Each of the parties hereto covenants as follows:

         10.1 Confidentiality. Except as otherwise required by law or judicial or administrative proceedings, including proceedings between the parties with respect to the transactions contemplated hereby, and then only to the extent specifically required by such proceedings, and except for public announcements on the advice of counsel, each of the parties agrees not to (i) disclose any Confidential Information (defined hereinbelow) of any other party, or the terms of this Agreement, to any individual or entity (other than its directors, officers, employees, agents and representatives with a need to know such Confidential Information in order to consummate the transactions contemplated hereby and then only if reasonable steps are taken with such parties to preserve the confidentiality thereof) or (ii) use any Confidential Information for any purpose other than, with respect to SPSS operating the acquired business. "Confidential Information" shall mean any secret or confidential information of the software business of Quantime or SPSS, including, but not limited to, customer information, financial information, technical information, details or information concerning contracts, trade secrets, marketing information or any other data, information or proprietary information of or relating to the software business of Quantime or SPSS or any affiliate thereof, or their respective products or services. No obligations shall exist under this Agreement with respect to Confidential Information that (i) is publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of Quantime, the Quantime Shareholders or SPSS, (ii) is disclosed by a third party which does not have a confidential relationship with either Quantime, the Quantime Shareholders or SPSS, and which was rightfully acquired by a third party, or (iii) is legally compelled to be disclosed pursuant to a subpoena, summons, order or other judicial or governmental process, provided that the parties hereto provide prompt notice of any such subpoena, summons, order or other judicial or governmental process to such other parties of the Confidential Information, so as to allow the parties an opportunity to oppose such process.

         10.2 Consistent Tax Reporting. The parties agree for tax purposes to report the transactions contemplated by this Agreement, and to treat any subsequent related transactions or items, in a manner consistent in all respects with the terms and provisions of this Agreement. Each party shall cooperate with the other parties as appropriate for all relevant tax purposes relating to the transactions contemplated by this Agreement.

         10.3 Cooperation. The parties agree to cooperate for all other reasonable purposes after the Closing, including with respect to any audit by any taxing authority of any of the income tax or other tax returns of Quantime or Subsidiary.


                                   ARTICLE XI

             CONDITIONS TO OBLIGATIONS OF THE QUANTIME SHAREHOLDERS

         The  obligations  of  the  Quantime   Shareholders  to  consummate  the
transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions:

         11.1 Representations and Warranties. SPSS shall certify that the representations and warranties of SPSS shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         11.2 Performance. SPSS shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by it on or before the Closing Date.

         11.3 Filings; Consents: Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions listed on Schedule 6.3 hereto or otherwise required of any persons or governmental authorities or private agencies in connection with the consummation of the transactions contemplated by and the performance by SPSS of its obligations under this Agreement shall have been made or obtained and all applicable waiting periods shall have expired or been terminated.

         11.4 No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental body in effect which restricts or prohibits the consummation of the transactions contemplated by this Agreement.

         11.5 Pooling. No action shall have been taken by any government authority or any statute, rule, regulation or order, promulgated or issued by any governmental authority, or any proposal made for any such action by any governmental authority which is reasonably likely to be put into effect, that would prevent SPSS from accounting for the transactions contemplated hereunder as a pooling of interests.

         11.6 Legal Opinion. The Quantime Insiders shall have received the written opinion, dated the Closing Date, of Ross & Hardies substantially in the form attached hereto as Exhibit B.

         11.7 Median Closing Price. The median per-share closing price of the Common Stock during the 20-day period immediately preceding the Closing Date shall be 24-1/2 or greater.

         11.8 Prior Acquisition(s). SPSS shall have held on or prior to the Closing of the transaction referenced in this Agreement Shares consisting of the voting stock of Quantime, which shares, together with the Shares acquired hereto, exceed 75% of the total voting stock of Quantime.



                                   ARTICLE XII

                        CONDITIONS TO OBLIGATIONS OF SPSS

         The obligation of SPSS to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions:

         12.1 Representations and Warranties. The Quantime Insiders shall certify as of the Closing Date that the representations and warranties of the Quantime Insiders shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         12.2 Performance. The Quantime Shareholders shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by it on or before the Closing Date.

         12.3 Filings: Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind listed on Schedule 5.5 hereto or otherwise required of any persons or governmental authorities or private agencies in connection with the consummation of the transactions contemplated by, and the performance by the Quantime Shareholders of their obligations under this Agreement shall have been made or obtained and all applicable waiting periods shall have expired or been terminated, in each case upon terms and conditions reasonably satisfactory to SPSS.

         12.4 No Litigation. No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by the Quantime Shareholders of their obligations under, this Agreement or which seeks other relief with respect to any of such transactions or which could reasonably be expected to have a materially adverse effect on the businesses, results of operations, assets, financial condition or prospects of either Quantime or Subsidiary. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement.

         12.5 Legal Opinion. SPSS shall have received the written opinion, dated the Closing Date, of Thompson Hine & Flory LLP, substantially in the form attached hereto as Exhibit C.

         12.6 Due Diligence Investigation. SPSS shall have no duty to close the transactions contemplated hereby if:

                  (a) any one of the following shall have a net negative effect of $250,000 or more and the Quantime Insiders have not cured such net negative effect to a level below $250,000 before the Closing Date, provided, however, that any such lower amount shall be included in the aggregate amount set forth in Section 12.6(b) hereof: (i) the net negative impact of current customer cancellations which have a revenue impact on Quantime's budget; (ii) the net negative impact of customer cancellations reasonably expected to occur in the future; (iii) the aggregate of uncollectible accounts receivable, net of reserves; (iv) the aggregate of unexpected expenses not identified on Quantime's budget for fiscal year 1998; (v) operating income for the most recent period available at the Closing Date as compared to Quantime's budget for fiscal year 1998; or (vi) any single breach of a representation, warranty or covenant contained in this Agreement; or

                  (b) the total of all breaches of the Quantime Insider's representations, warranties or covenants contained herein plus the net negative impact of items (i), (ii), (iii), (iv) and (v) in Subparagraph 12.6(a) above shall have an aggregate of $500,000 or more in negative effect, net of any positive effects not reflected on Quantime's budget, and Quantime has not cured such net negative effect to a level below $500,000 before the Closing Date; or

                  (c) the tax accruals reflected in Quantime's financial statements for fiscal year 1996/1997 (other than amounts relating to New York state and other state sales and use taxes and state income taxes where Quantime is not in compliance, and interest and penalties relating thereto up to and including March 31, 1997), are at least $100,000 lower than the amount of such accruals that should have been made.

         12.7 Pooling. SPSS shall have received from KPMG Peat Marwick LLP a letter dated as of the Closing Date, in form and substance reasonably acceptable to SPSS, and stating that the transactions to be effected hereunder may be accounted for as a pooling of interests by SPSS for purposes of its consolidated financial statements under generally accepted accounting principles and applicable SEC rules and regulations. No action shall have been taken by Quantime, the Quantime Shareholders, any government authority or any statute, rule, regulation or order, promulgated or issued by any governmental authority, or any proposal made for any such action by any governmental authority which is reasonably likely to be put into effect, that would prevent SPSS from accounting for the transactions contemplated hereunder as a pooling of interests.

         12.8 Affiliates and Certain Stockholders. (a) Prior to the Closing Date, the Quantime Insiders shall deliver to SPSS a letter identifying all persons who are "affiliates" of Quantime for purposes of applicable interpretations regarding the pooling-of-interests method of accounting. The Quantime Insiders shall use its best efforts to cause each such person to deliver to SPSS on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit D hereto. If the Acquisition would otherwise qualify for pooling-of-interests accounting treatment, shares of SPSS Common Stock issued to such affiliates of Quantime in exchange for Shares of Quantime shall not be transferable until such date as financial results covering at least thirty (30) days of post-Acquisition combined operations of SPSS and Quantime have been published within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies (such date is hereinafter referred to as the "Earnings Release Date"), regardless of whether each such affiliate has provided the written agreement referred to in this Section 12.8, except to the extent permitted by, and in accordance with, Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76. Any Shares of SPSS held by such affiliates shall not be transferable prior to the Earnings Release Date, regardless of whether each such affiliate has provided the written agreement referred to in this Section 12.8, if such transfer, either alone or in the aggregate with other transfers by affiliates, would preclude SPSS' ability to account for the business combination to be effected by the Acquisition as a pooling of interests. The Quantime Insiders shall not cause or permit Quantime to register the transfer of any certificate representing capital stock of Quantime, unless such transfer is made in compliance with the foregoing. Except as provided in Section 4.1 hereof, SPSS shall not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of the SPSS Common Stock by such affiliates.

         12.9 Delivery. At the Closing, the documents referenced in Article XIII shall be delivered to SPSS.

         12.10 Median Closing Price. The median per-share closing price of the Common Stock during the 20-day period immediately preceding the Closing Date shall be 37-1/2 or less.

         12.11 Meeting of Quantime Board of Directors. SPSS shall have received minutes of Quantime's board of directors with respect to a meeting held in accordance with applicable law and Quantime's Articles of Association and Memorandum of Association at which meeting such persons as SPSS nominates are appointed additional directors, the stock transfers referred to in Section 13.1 hereof are approved (subject to stamping) and the resignations referred to in
Section 13.7 are approved.

                                  ARTICLE XIII

                               CLOSING DELIVERIES

         The following deliveries shall be made at the Closing:

         13.1 Delivery of Share Certificates and Stock Transfers. The Quantime Shareholders shall deliver to SPSS bearer warrants in respect of the Warrants, the share certificates and related signed stock transfers in respect of the other Shares.

         13.2 Delivery of Deed of Covenant and other Closing Documents. The Quantime Shareholders shall deliver to SPSS the executed Deed of Covenant and Stock Pledge and Escrow Agreement, and all other instruments and documents required hereunder.

         13.3 Legal Opinions. The Quantime Insiders shall cause to be delivered to SPSS the written legal opinion of Thompson Hine & Flory LLP, in substantially the form attached hereto as Exhibit C. SPSS shall cause to be delivered to Quantime the written legal opinion of Ross & Hardies, in substantially the form attached hereto as Exhibit B.

         13.4 Consents. The Quantime Insiders shall deliver to SPSS all consents and approvals required in connection with the performance by the Quantime Shareholders of their respective obligations under this Agreement and the consummation by the Quantime Shareholders, Quantime and Subsidiary of the transactions contemplated hereby and thereby. SPSS shall deliver to Quantime all consents and approvals required in connection with the performance by SPSS of its obligations under this Agreement and the consummation by SPSS of the transactions contemplated hereby and thereby.

         13.5 Closing Certificates. The Quantime Insiders shall deliver, or cause to be delivered, to SPSS such closing certificates and documents as SPSS and its counsel shall reasonably request. SPSS shall deliver, or cause to be delivered, to Quantime such closing certificates and documents as Quantime and its counsel shall reasonably request.

         13.6 Charter: Good Standing Certificates. The Quantime Insiders shall cause to be delivered to SPSS Quantime's Memorandum of Association, as amended to the Closing Date, and as filed with the United Kingdom Registrar of Companies, as well as from each other jurisdiction in which Quantime is required to be qualified. The Quantime Insiders shall cause Subsidiary to deliver its Certificate of Incorporation certified by the Secretary of State of the State of Delaware, as well as good standing and tax certificates (to the extent such tax certificates are issued from such jurisdictions generally) from the Secretary of State of the States of Delaware and Ohio, and each other jurisdiction in which Subsidiary is incorporated and qualified to do business. Mexican Subsidiary shall deliver Articles of Incorporation (or its equivalent as issued in the jurisdiction of its incorporation), certified by the appropriate authority in the jurisdiction of its incorporation, as well as good standing and tax certificates (or their equivalent) (to the extent such tax certificates are issued from such jurisdiction generally), and from each other jurisdiction in which Mexican Subsidiary is qualified to do business. SPSS shall deliver Articles of Incorporation certified by the Secretary of State of the State of Delaware, as well as good standing and tax certificates from the Secretary of State of the States of Delaware and Illinois.

         13.7 Resignations of Quantime's Officers and Directors. SPSS shall have received such resignations from such officers and directors of Quantime and the Subsidiaries, as SPSS shall request under seal and in such form as SPSS reasonably requires, confirming that they have no claim against Quantime or Subsidiary in any form whatsoever, excluding claims for compensation in ordinary course of business, operative as of the Closing Date.

         13.8 Covenant Not To Compete. The Quantime Insiders shall execute and deliver to SPSS Covenants Not To Compete in substantially the form attached as Exhibit E.

         13.9 Company Records. Quantime's Insiders shall deliver to SPSS the statutory books of account and documents of record of Quantime and the Subsidiaries, complete and up to date, and their certificates and common or corporate seals, the title deeds to all real estate owned by Quantime and the Subsidiaries (or any of them), the documents of title relating to investments owned by each of them, the current checkbooks of each of them, together with current statements of all bank accounts and the appropriate forms to amend, in such manner as SPSS requires, the mandates given to the relevant bank, and written confirmation from the Quantime Insiders that there are no subsisting guarantees given by Quantime or the Subsidiaries (or either of them) in favor of the Quantime Insiders and that, after complying with the succeeding sentence, none of the Quantime Insiders will be indebted to Quantime or the Subsidiaries (or either of them). The Quantime Shareholders shall repay, or cause to be repaid, all amounts owing on the Closing Date to Quantime and the Subsidiaries from the directors of any of them and from the Quantime Shareholders, whether due for payment or not.

         13.10 Unconditional Consent of Directors. The Quantime Insiders shall deliver to SPSS, in form and substance reasonably satisfactory to SPSS, an unconditional consent in writing of all the directors of Quantime in substantially the form attached hereto as Exhibit F.

         13.11 Resolutions of Certain Quantime Shareholders. Each Quantime Shareholder that is not an individual or is not acting individually and on his or her own behalf, shall execute and deliver to SPSS certified resolutions authorizing the execution and delivery by such Quantime Shareholder of this Agreement and the documents related thereto, and performance by such Quantime Shareholder of the transactions contemplated hereby and thereby.

          13.12 Further Assurances. Each party shall deliver, or cause to be delivered, all other documents required to be delivered by it at the Closing to the other party and shall take all other actions which the other parties may reasonably determine necessary or appropriate in order to consummate fully the transactions contemplated hereby.

                                   ARTICLE XIV

                          SURVIVAL AND INDEMNIFICATION

         14.1 Survival of Representations and Warranties: Covenants. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the Closing Date until the earlier of the first anniversary of the Closing Date or the Audit Release Date. All covenants contained herein shall survive until performed fully.

         14.2     Indemnification.

         (a) Subject to and as modified by Sections 14.2(b) and 14.2(c), the Quantime Insiders agree to indemnify and hold SPSS and its affiliates and the respective officers, directors, employees, agents and representatives of each of the foregoing (collectively, the "Representatives") harmless from and against 31.2902% any and all costs, expenses, losses, claims, damages, interest, penalties, fines, liabilities and obligations whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and attorneys' fees and expenses) (individually, a "Loss," and collectively, "Losses") arising out of or relating to (i) any breach of any representation or warranty made by the Quantime Insiders and (A) set forth herein or in any related schedule or (B) set forth in any closing certificate or other document entered into or delivered by the Quantime Insiders in connection with this Agreement and identified in Article XIII hereto; (ii) any breach of any covenant, obligation or agreement of the Quantime Insiders contained in this Agreement, or set forth in any closing certificate or other document entered into or delivered in connection with this Agreement; (iii) any fraudulent representation or intentional misrepresentation on the part of the Quantime
Insiders; notwithstanding the foregoing, in the event of any such fraud or misrepresentation by any Quantime Insider, the Quantime Insider who committed same shall indemnify the Representatives with respect thereto, and the remaining Quantime Insiders, provided they did not directly or indirectly commit such acts, shall not be liable under this Section 14.2(A)(iii), and (iv) successful assertion by any third party of rights relating to the conception and development of the Intellectual Assets on behalf of either Quantime or Subsidiary, the failure of either Quantime or Subsidiary to hold full, effective, exclusive and original ownership of all intellectual property thereby arising, or the failure of either Quantime or Subsidiary to have received executed appropriate instruments of assignment, in full force and effect, in favor of either Quantime or Subsidiary, as assignee, conveying to either
Quantime or Subsidiary full, effective and exclusive ownership of all intellectual property thereby arising; (v) any and all tax liability of Quantime associated with or resulting from Quantime's prior actions relating to payments in kind and independent contractors; and (vi) any tax liability or obligation asserted against Quantime or SPSS and arising out of or related to tax periods ending on or prior to the fiscal year ended March 31, 1997 or Quantime's or the Quantime Insiders' actions or omissions.

         (b) Subject to Section 14.2(c), the Quantime Insiders agree to indemnify and hold SPSS and its affiliates and Representatives harmless from and against any and all Losses relating to (i) any Taxes of or incurred by Quantime for any taxable year or other period up to and including the fiscal year ended March 31, 1996; (ii) any New York State sales and use taxes, other state sales and use taxes and related state income taxes where Quantime is not in compliance, interest and penalties on the foregoing for periods up to and including March 31, 1997 to the extent that 31.2902% of such amounts exceed $125,160.80 net of the tax benefit of such state sales and use taxes, interest and penalties (excluding the tax benefit on 31.2902% of the first $78,225.50 of such expense); (iii) any Taxes, interest and penalties assessed against Quantime with respect to payments made to an independent contractor or consultant of Quantime, if such payments are recharacterized by any taxing authority as payments made by Quantime in respect of an employment relationship with Quantime, except for any taxes owing in respect of the National Health Insurance of England; and (iv) the disallowance of any deductions taken by Quantime in relation to any Plan. For purposes of Subparagraph 14.2(a)(vi) or this Subparagraph 14.2(b), in the case of any taxable period beginning before and ending after the Closing Date, for purposes of determining the amount of liability for Taxes attributable to the portion of the taxable period ending on or before the Closing Date: (A) in the case of sales, use, payroll or excise Taxes or Taxes based upon or related to income, such portion of the taxable period shall be deemed to be a separate taxable year and the Shareholders' liability shall include actual liability of Quantime as well as the impact on Quantime of disallowances and loss of Reliefs, and shall be determined by taking into account all items of income, gain, consideration for supplies of goods and services, loss, deduction or credit on a basis consistent with that employed in preparing the federal income tax return of Quantime for the taxable year ending on the Closing Date and the relevant state or local tax return for prior years, and (B) in the case of other Taxes, the Quantime Insiders' liability shall equal a pro-rata portion of the liability for taxes (which shall include actual liability of Quantime as well as the impact on Quantime of disallowances or loss of reliefs) for the entire taxable period based on the ratio of the number of days from the beginning of such taxable period through the Closing Date to the total number of days included in such taxable period.

         (c) The aggregate of all indemnities to be provided to SPSS pursuant to this Article XIV (an "Indemnification Payment") shall not exceed an amount equal to ten percent (10%) of the Total Shares (the "Cap") and any Indemnification Payment to be made to SPSS shall be satisfied solely out of the Escrowed Shares. Except as otherwise specifically set forth herein, the indemnity provided in this Agreement shall not apply until the cumulative amount of all Losses shall exceed $31,290.20 in the aggregate (the "Basket"). If the Basket is exceeded, SPSS shall be entitled to the excess, if any, of the full amount of all such claims over the Basket, subject to the Cap. Notwithstanding the foregoing, the Basket and the Cap shall not apply to the indemnities provided in this Agreement for breach of any confidentiality obligation contained herein or in any other closing document, or any fraud, willful misconduct, gross negligence or criminal action on the part of Quantime, and notwithstanding anything contained or implied in this Agreement, the indemnity obligations set forth herein above in this sentence shall survive the Closing without limitation except as provided by the applicable statute of limitations (including any extension of said statute of limitations); provided, however, that the Cap shall not apply to any liability under Subparagraph 14.2(b)(ii) (although the Basket shall apply to such liability under Subparagraph 14.2(b)(ii)), and the indemnity obligations set forth in Subparagraph 14.2(b)(ii) shall survive the Closing for a period of twelve months. In addition, the indemnity provided for in Subparagraph 14.2(b)(ii) shall be paid with SPSS Common Stock valued at the closing price of SPSS Common Stock on September 30, 1997, to the extent Quantime Shareholders hold such stock, otherwise in cash. Indemnification Payments to be made hereunder relating to tax liabilities of Quantime shall be paid to SPSS in amounts equal to such liability, subject to the terms hereof.

         (d) The Quantime Insiders shall have no indemnification obligations with respect to tax amounts attributable to (i) the period from April 1, 1997 until the Closing Date, or (ii) fiscal year ended March 31, 1997.

         (e) None of the information supplied by Quantime or the Subsidiaries, or their professional advisors to the Quantime Shareholders or the Quantime Insiders, or their respective agents, representatives or advisors, in connection with this Agreement, the representations and warranties (including, without limitation, the contents of the schedules and exhibits hereto), or otherwise in relation to the business or affairs of Quantime and the Subsidiaries, shall be deemed a representation as to the accuracy thereof by Quantime or the Subsidiaries (or either of them) to the Quantime Shareholders or the Quantime Insiders (or any of them), and the Quantime Shareholders and the Quantime Insiders waive the claims against Quantime and the Subsidiaries which they might otherwise have with respect thereto.

         14.3 Indemnification by SPSS. SPSS agrees to indemnify and hold the Quantime Insiders and its affiliates and the respective officers, directors, employees, agents and representatives of each of the foregoing harmless from and against any and all Losses relating to (i) any breach of any representation or warranty of SPSS set forth herein or in any related schedule, or set forth in any closing certificate or other document entered into or delivered by SPSS in connection with this Agreement; (ii) any breach of any covenant, obligation or agreement of SPSS contained in this Agreement or in any other closing document and (iii) any fraudulent representation or intentional misrepresentation on the part of SPSS, unless the claim or cause of action with respect thereto arises out of or is related to actions or omissions of Quantime or the Quantime Insiders prior to the Closing Date. Any indemnification made by SPSS hereunder shall be in SPSS Common Stock, valued at the closing price of SPSS Common Stock on September 30, 1997.

         14.4  Indemnification  Procedure.  (a) An indemnified  party under this
Article XIV shall give prompt written notice to the indemnifying party (when and to the extent that the indemnified party has actual knowledge thereof) of any condition, event or occurrence or the commencement of any action, suit or proceeding for which indemnification may be sought, and through counsel reasonably satisfactory to the indemnified party, shall assume the defense thereof or other indemnification obligation with respect thereto; provided, however, that any indemnified party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice but at its own expense; and provided, further, that any indemnified party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at the expense of the indemnifying party, if, under applicable canons of ethics, joint representation of the indemnifying party and the indemnified party presents a conflict of interest.

         In any event, if the indemnifying party fails to assume the defense within a reasonable time, the indemnified party may assume such defense or other indemnification obligation and the reasonable fees and expenses of its attorneys will be covered by the indemnity provided for hereunder. No action, suit or proceeding for which indemnification may be sought shall be compromised or settled in any manner which might adversely affect the interests of the indemnifying party without the prior written consent of the indemnifying party (which shall not be unreasonably withheld); provided, however, that the indemnified party may settle any claim or cause of action without the indemnifying party's consent, but in such case the indemnifying party shall not be required to reimburse the indemnified party for its Losses except and to the extent that the results of arbitration, conducted in accordance with Section
14.5 hereof, determines that the indemnifying party must indemnify the indemnified party therefor. Notwithstanding anything in this Section 14.4 to the contrary, the indemnifying party shall not, without the prior written consent of the indemnified party, (i) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect the indemnified party other than as a result of money damages or other money payments. The indemnifying party shall pay all expenses, including attorneys' fees, that may be incurred by any indemnified party in enforcing the indemnity provided for hereunder.

         (b) In the case of any proposed or actual assessment of tax liabilities for which SPSS is entitled to indemnification from the Quantime Insiders as provided in Section 14.2(b), SPSS shall give written notice to the Quantime Insiders as provided in subparagraph (a) hereof and shall contest such proposed or actual assessment through the administrative review or appeal procedures available under the relevant tax laws and regulations, provided, however, that SPSS shall not be required to contest such proposed or actual assessment unless the Quantime Insiders shall first provide an opinion of counsel or of a firm of independent outside auditors, reasonably acceptable to SPSS, stating that the Quantime Insiders have a reasonable basis for their position. SPSS shall keep the Quantime Insiders fully informed as to the progress of such contest. If at any point prior to the termination of the administrative review process, the Quantime Insiders notify SPSS in writing that they are willing to accept a settlement proposed by the IRS or the Inland Revenue, as the case may be, with respect to such proposed or actual assessment of tax liabilities, SPSS will settle the proposed or actual tax assessment, and SPSS shall immediately be entitled to indemnification from the Quantime Insiders. If the Quantime Insiders never elect to request SPSS to settle and such administrative review process is unsuccessful at eliminating the proposed tax, SPSS shall be entitled to pay the tax (and any penalties and interest) and be entitled to indemnification from the Quantime Insiders; provided, that if within ten (10) days of receipt from SPSS of notice that it is paying the tax, the Quantime Insiders notify SPSS of their desire to contest the proposed or assessed tax deficiency in the courts, the Quantime Insiders shall be entitled to do so provided that (a) if the proposed or actual tax deficiency is contested in tax court, the Quantime Insiders shall pay from their own sources any amount of taxes, penalties and interest determined to be due and (b) if the proposed or actual tax deficiency is contested by suit for refund in any other court, funds shall be provided to SPSS and SPSS shall pay the tax and if the outcome of the contest determines that the tax paid should be refunded, such refund shall be returned to the Quantime Insiders. Any contest (whether during the administrative review process or otherwise) shall be conducted at the sole cost and expense of the Quantime Insiders.

         14.5 Arbitration. Any dispute as to any claims under this Agreement shall be settled by arbitration in the Wilmington, Delaware by three arbitrators, one of whom shall be appointed by the Quantime Insiders, one by SPSS and the third of whom shall be appointed by the first two arbitrators. If either party fails to appoint an arbitrator within 30 days of a request in writing by the other party to do so or if the first two arbitrators cannot agree on the appointment of a third arbitrator within 20 days of their designation, then such arbitrator shall be appointed by the Chief Judge of the United States District Court for the District of Delaware. Except as to the selection of arbitrators which shall be as set forth above, the arbitration shall be conducted promptly and expeditiously in accordance with the commercial arbitration rules of the American Arbitration Association so as to enable the arbitrators to render an award within 90 days of the commencement of the arbitration proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The costs of the arbitration and the arbitrator shall be allocated as provided in the results of the arbitration.

         14.6 Treatment as Adjustment of Purchase Price. Any indemnity payment received by a party hereunder shall be treated as an adjustment of the purchase price. However, in the event that the Internal Revenue Service, Inland Revenue or any other taxing authority determines that such indemnity payment constitutes taxable gain or income to the indemnified party, the indemnifying party shall increase the amount otherwise required to be paid so that the indemnified party, receives, on an after-tax basis, an amount equal to the amount it would have received had the indemnity not resulted in taxable gain or income.

         14.7 Limited Remedies. SPSS shall have no cause of action against the Shareholders for matters arising out of the sale to SPSS of Shares of Quantime other than the contractual remedies contained herein or in ancillary documents executed and delivered in connection with the transactions contemplated hereby, and claims sounding in fraud, misrepresentation under United States laws, equitable estoppel and promissory estoppel. SPSS acknowledges that it has not been induced to enter into this Agreement by any representation, warranty, promise or assurance by the Quantime Insiders or any other person other than those specifically contained in this Agreement or in ancillary documents executed and delivered in connection with the transaction contemplated hereby.

                                   ARTICLE XV

                        TERMINATION, AMENDMENT AND WAIVER

         15.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

         (a) by mutual consent of the parties hereto;

         (b) by the Quantime Insiders or SPSS if a material breach of any provision of this Agreement has been committed by the other party and such breach is not waived by the nonbreaching party;

         (c) by SPSS, if the conditions set forth in Section XI hereof shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Quantime Insiders on or before October 31, 1997; or

         (d) by the Quantime Insiders, if the conditions set forth in Section XII hereof shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by SPSS or before October 31, 1997; or

         (e) by either SPSS or the Quantime Insiders if the Acquisition shall not have been consummated on or before October 31, 1997 or such later date as the parties hereto agree in writing.

         15.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall hereafter become void and there shall be no liability or further obligation on the part of the Quantime Shareholders or SPSS or its officers or directors, except as set forth in
Section 10.1 and Section 16.3 and except that nothing herein will relieve any party from liability for breach of this Agreement.

                                   ARTICLE XVI

                                  MISCELLANEOUS


         16.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of the parties. In addition, at any time prior to Closing Date, the Quantime Insiders may, but only with the prior approval of SPSS, amend the schedules hereto to reflect any matter that occurs or is discovered by any of them subsequent to the date of this Agreement.

         16.2 Waiver of Compliance. Any failure of the Quantime Shareholders on the one hand, or SPSS, on the other, to comply with any obligation herein may be expressly waived hereunder, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver must be in writing and duly executed by the appropriate parties.

         16.3 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the parties hereto agree that all fees and expenses incurred by the Quantime Shareholders, on the one hand, and SPSS, on the other, in connection with this Agreement, and the transactions and other actions contemplated thereby or taken in connection therewith, shall be borne by the Quantime Shareholders (and Quantime shall have no liability for such fees and expenses), and by SPSS, respectively, including, without limitation, all fees of counsel and accountants; provided, however, that SPSS agrees to pay the fees incurred by KPMG Peat Marwick LLP for any required audit of Quantime's financial statements, or supplementary procedures required for SEC reporting purposes, as well as the fees charged by Ernst & Young relating to its review of Quantime's liability for New York and other state sales tax. Payment of the fees and expenses incurred by the Quantime Shareholders not to exceed $78,225.50 shall be made by SPSS and the Total Shares shall be reduced in accordance with
Section 1.3 hereof.

         16.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by facsimile transmission (receipt confirmed), one day after being sent by recognized overnight courier or delivery service, freight prepaid, or five days after being mailed, certified or registered mail, postage prepaid, return receipt requested:

         (a)      If to the Quantime Insiders to:

                           Edward Ross
                           c/o Thompson Hine & Flory LLP
                           312 Walnut, 14th Floor
                           Cincinnati, Ohio 45202-4029
                           Attention: Michael Oestreicher, Esq.

                           Richard Kottler
                           Grangewood, Seven Hills Close
                           Walton-on-Thames, Surrey KT124DE, ENGLAND

                           Norman Grunbaum
                           7 Northdene Gardens
                           London N15 6LX, ENGLAND

                           Louis Davidson
                           7 Roughlands
                           Pyrford, Surrey GU22 8PT, ENGLAND

                           with a copy to:

                           Thompson Hine & Flory LLP
                           312 Walnut, 14th Floor
                           Cincinnati, Ohio 45202-4029
                           Attention: Michael Oestreicher, Esq.
                           Facsimile No.:  (513) 241-4771

If to the Quantime Shareholders, to the addresses set forth on the signature pages hereof, or to such other person or address as the Quantime Shareholders shall furnish to SPSS in writing by notice given in the manner set forth in (a) above.

         (b)      If to SPSS, to:

                           SPSS Inc.
                           444 North Michigan Avenue
                           Chicago, Illinois 60611
                           Attention: Mr. Edward Hamburg
                           Facsimile No.:  (312) 329-3558

                           with a copy to:

                           Ross & Hardies
                           150 North Michigan Avenue, Suite 2500
                           Chicago, Illinois 60601
                           Attention: T. Stephen Dyer, Esq.
                           Facsimile No.:  (312) 750-8600

or to such other person or address as SPSS shall furnish to the Quantime Insiders in writing by notice given in the manner set forth above.

         16.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law and except that SPSS may assign its rights and obligations under this Agreement to any other entity wholly owned by SPSS. If such assignment shall be made by SPSS, the assignee shall be entitled to all of the rights and shall assume all of the obligations of SPSS hereunder, provided, that SPSS shall remain liable for and guarantee the performance of such entity's obligations under this Agreement and shall issue to the Quantime Shareholders the SPSS Common Stock as provided herein.

         16.6 Publicity. Neither the Quantime Shareholders nor SPSS shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public, without the prior written consent of the other parties, nor shall the Quantime Shareholders cause or permit Quantime to do so. This provision shall not apply, however, to any announcement or written statement required to be made by law, the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

         16.7 Headings. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         16.8 Severability. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

         16.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine. The parties hereto expressly submit themselves to the non-exclusive jurisdictions of the State and Federal Courts of Illinois for the resolution of any disputes which may arise under or with respect to compliance with this Agreement.

         16.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16.11 Third Parties. Nothing herein shall be construed to confer upon or give to any party other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         16.12 References to Laws. References to particular statutes within this Agreement, to the extent such references relate to laws other than the laws of the United States or any particular State thereof, are intended to refer, and shall be construed as referring, to laws of the United Kingdom.

         16.13 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, covenants, representations or warranties, whether oral or written, by any party hereto.

         16.14 Trustees. To the extent signatories hereto are trustees or attorneys-in-fact, the parties acknowledge and agree that such persons are executing and delivering this Agreement and consummating the transactions contemplated hereby solely in their capacity as such trustees and attorneys-in-fact and not individually, and further, that said trustees and attorneys-in-fact shall have no personal liability in connection therewith. With respect to Shareholders which are trusts or foundations, claims under the Agreement are limited to trust assets and the Shares held under the Escrow Agreement and no claims will be made against the trustees, attorneys-in-fact and officers acting in their capacity as such. The provisions of this Section 16.14 shall apply with equal force to and shall be deemed to be incorporated by reference in all ancillary documents signed by signatories who are trustees or attorneys-in-fact and who execute any ancillary documents in connection with the transactions contemplated by this Agreement.

         16.15 Authority of Certain Quantime Shareholders. Each of the Trustees of the Norman Grunbaum Discretionary Settlement and the Richard Kottler
Discretionary Settlement, respectively, hereby severally represent and warrant to SPSS on its own behalf (and the attorneys in fact executing and delivering this Agreement on its behalf) that it has full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement, and all documents and instruments executed and delivered in connection therewith, and to consummate the transactions contemplated hereby and thereby.

         16.16 Investment in the Common Stock. As of the Closing Date, each of the Quantime Shareholders (as to himself or herself and not as to any other Quantime Shareholder): (i) has received and carefully reviewed copies of the SPSS Reports (hereinafter defined); (ii) has evaluated, and/or his or her business, tax and/or other legal advisors have evaluated and advised such Quantime Shareholder as to the merits, disadvantages and risks of an investment in SPSS Common Stock; (iii) acknowledges that, in reliance upon these representations, SPSS is not registering the issuance of the SPSS Common Stock under the Act prior to the Closing Date; (iv) acknowledges that the SPSS Common Stock may not be resold except in a transaction which is registered under the Act or which is exempt from such registration requirements and that SPSS will cause a legend setting forth such restrictions to be placed on each certificate representing the SPSS Common Stock and will make appropriate notations in its records and the records of its transfer agent with respect thereto; (v) recognizes the speculative nature of the SPSS Common Stock and is able to bear the economic risk of the investment he or she is making in SPSS Common Stock by reason of the transactions contemplated by this Agreement; (vi) is acquiring the SPSS Common Stock for his or her own account, as principal, for investment purposes only and without a view to the resale, transfer or other distribution thereof except in a sale registered under the Act or in a transaction exempt from the registration requirements of the Act; (vii) acknowledges that the Acquisition Stock of SPSS being acquired pursuant to the terms of this Agreement represents an investment in the business of SPSS, and that SPSS has made no representations or warranties with respect to the future business performance of SPSS or the price of its Common Stock; and (viii) has been afforded an opportunity to ask questions and receive answers concerning SPSS and its operations, business and financial condition, the SPSS Common Stock and the terms and conditions of this Agreement and has received any additional information concerning SPSS and its operations, business and financial condition, the SPSS Common Stock and this Agreement that such Quantime Shareholder has reasonably requested.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.


SPSS:

SPSS INC., a Delaware corporation



By:______________________________
    Name:
    Title:


THE QUANTIME INSIDERS:



_________________________________            ________________________________
EDWARD ROSS                                  RICHARD KOTTLER



_________________________________            ________________________________
NORMAN GRUNBAUM                              LOUIS DAVIDSON

THE QUANTIME SHAREHOLDERS:



NORMAN NAFTALI GRUNBAUM AND                RICHARD ELLIS KOTTLER AND
ROSELLA GRUNBAUM, AS TRUSTEES              INGRID JEANNE KOTTLER AS
OF THE NORMAN GRUNBAUM                     TRUSTEES OF THE RICHARD
DISCRETIONARY SETTLEMENT, solely           KOTTLER DISCRETIONARY TRUST,
in their capacity as trustees, and not     solely in their capacity as trustees,
individually                               and not individually



By:______________________________          By:______________________________



By:______________________________          By:______________________________


Address:_________________________          Address:_________________________

        -----------------------                    -----------------------




_________________________________
EDWARD SHERMAN ROSS

Address:______________________

         -----------------------




_________________________________            _______________________________
LOUIS DAVIDSON                               STEPHANIE GWILLIAM

Address:______________________               Address:______________________

        -----------------------                      -----------------------

__________________________________           ________________________________
TONY LEGG                                    EVA HUZAN

Address:______________________               Address:______________________

         -----------------------                      -----------------------




__________________________________           ________________________________
MADELEINE ASHBERY                            PETER TROTMAN

Address:______________________               Address:______________________

         -----------------------                      -----------------------




__________________________________           ________________________________
ADRIAN DEWEY                                 NICK BROWN

Address:______________________               Address:______________________

         -----------------------                      -----------------------




__________________________________           ________________________________
JONATHAN CHODY                               LOUISE WEALE

Address:______________________               Address:______________________

                                                     -----------------------
        -----------------------

__________________________________           ________________________________
SUE JORDAN                                   ANNIE MCGLONE

Address:______________________               Address: _______________________

         _______________________                      _______________________

                                TABLE OF CONTENTS


ARTICLE I  TERMS OF PURCHASE AND SALE........................................ 2
         1.1      Purchase and Sale of the Shares............................ 2
         1.2      Closing.................................................... 2
         1.3      Payment of Purchase Price.................................. 2
         1.4      Tax and Accounting......................................... 3

ARTICLE II  SHAREHOLDERS' REPRESENTATIVE .................................... 3
         2.1      Designation of Shareholders' Representative................ 3
         2.2      Authorization of Shareholders' Representative.............. 3
         2.3      Replacement of Shareholders' Representative................ 3
         2.4      Decisions of Shareholders' Representative.................. 3
         2.5      Agreements Regarding Shareholders' Representative.......... 4
         2.6      Fees of Shareholders' Representative....................... 4
         2.7      No Personal Liability...................................... 4

ARTICLE III ESCROW........................................................... 5
         3.1      Escrow..................................................... 5
         3.2      Escrowed Shares............................................ 5

ARTICLE IV  SECURITIES MATTERS............................................... 5
         4.1      Registration of SPSS Common Stock.......................... 5
         4.2      Sales of SPSS Common Stock by the Shareholders............. 7
         4.3      Registration Expenses...................................... 7
         4.4      Restricted Stock........................................... 7
         4.5      Indemnification; Contribution.............................. 8
         4.6      Additional Obligations of SPSS.............................10
         4.7      Reports Under the Exchange Act.............................11

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE QUANTIME
INSIDERS.....................................................................11
         5.1      Organization and Qualification.............................11
         5.2      Authority..................................................12
         5.3      Capitalization.............................................13
         5.4      Status of Quantime Shareholders............................14
         5.5      Consents and Approvals.....................................14
         5.6      Absence of Conflicts.......................................14
         5.7      Financial Statements:  Accounts Receivable.................14
         5.8      Absence of Undisclosed Liabilities.........................15
         5.9      Absence of Certain Changes or Events.......................15
         5.11     Real and Personal Property; Inventories....................16
         5.12     Patents, Trademarks, Etc...................................18

         5.13     Rights of Employees with Respect to Certain Intellectual
                  Property...................................................18
         5.14     Contracts and Commitments..................................18
         5.15     Source Code................................................19
         5.16     Licenses and Royalties.....................................20
         5.17     Technical Documentation....................................20
         5.18     Third-Party Components in Software Programs................20
         5.19     Third-Party Interests or Marketing Rights in Software
                  Programs...................................................20
         5.20     Software Security Warranties...............................21
         5.21     NonInfringement............................................21
         5.22     Government Contracts.......................................21
         5.23     Product Warranties and Liabilities.........................21
         5.24     Insurance..................................................22
         5.25     Litigation and Administrative Proceedings..................22
         5.26     Tax Matters................................................22
         5.27     Compliance with Laws.......................................24
         5.28     Environmental and Safety Matters...........................24
         5.29     Employee Benefits..........................................25
         5.30     Licenses and Permits.......................................27
         5.31     Relations With Suppliers and Customers.....................28
         5.32     Interests in Competitors, Suppliers and Customers..........28
         5.33     Employment Matters.........................................28
         5.34     Discrimination:  Occupational Safety; Labor................28
         5.35     Related Transactions.......................................29
         5.36     Brokers and Finders........................................29
         5.37     Questionable Payments......................................29
         5.38     Books and Records..........................................30
         5.39     Bank Accounts; Safe Deposit Boxes..........................30
         5.40     Effect of Certificates.....................................30
         5.41     Accounting Matters.........................................30
         5.42     Material Misstatements or Omissions........................30
         5.43     Qualification of Representations...........................30
         5.44     Directors, Managers and Close Relatives....................30
         5.45     Knowledge..................................................31

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF SPSS...........................31
         6.1      Organization and Qualification.............................31
         6.2      Authority..................................................31
         6.3      Consents and Approvals.....................................31
         6.4      Absence of Conflicts.......................................31
         6.5      Capitalization.............................................31
         6.6      Reports and Financial Statement............................32
         6.7      Litigation and Administrative Proceedings..................32
         6.8      Brokers and Finders........................................32
         6.9      Acquisition Stock..........................................32

         6.10     Pooling of Interests Accounting............................33
         6.11     Dividends and Distributions................................33
         6.12     NASDAQ Authorization.......................................33
         6.13     Material Misstatements or Omissions........................33
         6.14     Directors, Managers and Close Relatives....................33
         6.15     Knowledge..................................................33

ARTICLE VII  ................................................................33
         7.1      Distribution of Placement Memorandum and Related Material..33

ARTICLE VIII  COVENANTS OF THE QUANTIME SHAREHOLDERS.........................34
         8.1      Consents and Approvals.....................................34
         8.2      Closing Returns............................................34
         8.3      Access to Information......................................34
         8.4      Cost of Shares.............................................34
         8.5      Further Assurances.........................................35
         8.6      Power of Attorney..........................................35

ARTICLE IX  COVENANTS OF SPSS................................................35
         9.1      Retention of Records.......................................35
         9.2      Further Assurances.........................................35
         9.3      Release of Guarantee.......................................35
         9.4      Sales Tax..................................................35
         9.5      Cooperation Audits.........................................35
         9.6      Offer to Quantime Shareholders Who Are Not Directors, Managers
                  and Close Relatives........................................36

ARTICLE X  MUTUAL COVENANTS..................................................36
         10.2     Consistent Tax Reporting...................................37
         10.3     Cooperation................................................37

ARTICLE XI  CONDITIONS TO OBLIGATIONS OF THE QUANTIME
SHAREHOLDERS.................................................................37
         11.1     Representations and Warranties.............................37
         11.2     Performance................................................37
         11.3     Filings; Consents: Waiting Periods.........................37
         11.4     No Injunction..............................................38
         11.5     Pooling....................................................38
         11.6     Legal Opinion..............................................38

ARTICLE XII  CONDITIONS TO OBLIGATIONS OF SPSS...............................38
         12.1     Representations and Warranties.............................38
         12.2     Performance................................................38
         12.3     Filings:  Consents; Waiting Periods........................38

         12.4     No Litigation..............................................39
         12.5     Legal Opinion..............................................39
         12.6     Due Diligence Investigation................................39
         12.7     Pooling....................................................40
         12.8     Affiliates and Certain Stockholders........................40
         12.9     Delivery...................................................40
         12.10             Median Closing Price..............................40

ARTICLE XIII  CLOSING DELIVERIES.............................................41
         13.1     Delivery of Share Certificates and Stock Transfers.........41
         13.2     Delivery of Deed of Covenant and other Closing Documents...41
         13.3     Legal Opinions.............................................41
         13.4     Consents...................................................41
         13.5     Closing Certificates.......................................41
         13.6     Charter: Good Standing Certificates........................41
         13.7     Resignations of Quantime's Officers and Directors..........42
         13.8     Covenant Not To Compete....................................42
         13.9     Company Records............................................42
         13.10             Unconditional Consent of Directors................42
         13.11             Resolutions of Certain Quantime Shareholders......42
         13.12             Further Assurances................................43

ARTICLE XIV  SURVIVAL AND INDEMNIFICATION....................................43
         14.1     Survival of Representations and Warranties: Covenants......43
         14.2     Indemnification............................................43
         14.3     Indemnification by SPSS....................................45
         14.4     Indemnification Procedure..................................46
         14.5     Arbitration................................................47
         14.6     Treatment as Adjustment of Purchase Price..................47
         14.7     Limited Remedies...........................................47

ARTICLE XV  TERMINATION, AMENDMENT AND WAIVER................................48
         15.1     Termination................................................48
         15.2     Effect of Termination......................................48

ARTICLE XVI  MISCELLANEOUS...................................................49
         16.1     Amendment and Modification.................................49
         16.2     Waiver of Compliance.......................................49
         16.3     Expenses...................................................49
         16.4     Notices....................................................49
         16.5     Assignment.................................................51
         16.6     Publicity..................................................51
         16.7     Headings...................................................51
         16.8     Severability...............................................51

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         16.9     Governing Law..............................................51
         16.10    Counterparts...............................................51
         16.11    Third Parties..............................................52
         16.12    References to Laws.........................................52
         16.13    Entire Agreement...........................................52
         16.16    Investment in the Common Stock.............................52